Certain identified information has been excluded form the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

LIMITED PARTNERSHIP AGREEMENT

OF

One Carbon Partnership Holdings LP

A Delaware Limited Partnership

January 16, 2023

TABLE OF CONTENTS

Page

Exhibits

Schedules

PARTNERSHIP AGREEMENT

OF

ONE CARBON PARTNERSHIP HOLDINGS LP

A Delaware Limited Partnership

THIS PARTNERSHIP AGREEMENT (this "**Agreement**") of One Carbon Partnership Holdings LP (the "**Partnership**"), dated as of January 16, 2023 (the "**Effective Date**"), is adopted, executed and agreed to, for good and valuable consideration, by and between One Carbon Partnership GP LLC, a Delaware limited liability company, as the General Partner of the Partnership, and Cardinal One Carbon Holdings, LLC, an Indiana limited liability company (the "**Cardinal Limited Partner**") and Vault CCS Holdings LP, a Delaware limited partnership (the "**Vault Limited Partner**," together with the Cardinal Limited Partner, the "**Limited Partners**") as limited partners of the Partnership. The General Partner and the Limited Partners are collectively referred to as the "**Partners**".

RECITALS

WHEREAS, the name of the Partnership is "One Carbon Partnership Holdings LP";

WHEREAS, the Partnership was formed as a Delaware limited partnership by the filing of a Certificate of Formation (as it may be amended or restated from time to time, the "**Certificate of Formation**") on January 11, 2023, with the Secretary of State of the State of Delaware pursuant to the Delaware Act; and

WHEREAS, the Partners desire to, as set forth in this Agreement, among other things (i) provide for the management of the Partnership, (ii) set forth the rights and obligations of the Partners and (iii) provide for the organization and operation of the Partnership as a limited partnership in accordance with the Delaware Act.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Partners agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below. Any terms used but not defined herein shall have the meanings given them in the GP LLC Agreement.

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"**Adjusted Capital Account**" means, with respect to any Limited Partner, such Limited Partner's Capital Account balance (a) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to Limited Partner liabilities to the Partnership) and the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(l) and 1.704-2(i)(5) (relating to Partnership Minimum Gain or Limited Partner Nonrecourse Debt Minimum Gain), as of the end of the Allocation Year, after taking into account thereunder any changes during such Allocation Year in Partnership Minimum Gain or Limited Partner Nonrecourse Debt Minimum Gain. The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

"**Adjusted Capital Account Deficit**" means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Adjusted Capital Account as of the end of the relevant Allocation Year.

"**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question. For the avoidance of doubt and notwithstanding anything to the contrary in the foregoing, (a) neither the Partnership nor any or its Subsidiaries shall be considered an Affiliate of any Limited Partner or such Limited Partner's Affiliates, and (b) [***]

.

"**Agreement**" has the meaning given such term in the introductory paragraph, as the same may be amended from time to time.

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"**Allocation Year**" means (a) the Partnership's taxable year for U.S. federal income tax purposes, or (b) any portion of the period described in clause (a) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss, deduction or credit for U.S. federal income tax purposes.

"**Business Day**" means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by Law to be closed.

"**Capital Account**" has the meaning given such term in Section 5.08.

"**Capital Call Amount**" has the meaning given such term in Section 5.03(a).

"**Capital Call Date**" has the meaning given such term in Section 5.03(a).

"**Capital Contribution**" means any cash, cash equivalents or the net Fair Market Value of contributed property that a Limited Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Limited Partner.

"**Capital Contribution Default**" has the meaning given such term in Section 5.05(a).

"**Cardinal Group**" means the Cardinal Limited Partner, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Cardinal Limited Partner. Notwithstanding anything herein to the contrary, the Cardinal Group does not include the Partnership or any of its Subsidiaries.

"**Cardinal Limited Partner**" has the meaning given such term in the introductory paragraph.

"**Certificate of Formation**" has the meaning given such term in the Recitals.

"**Certified Public Accountants**" means an independent public accounting firm registered with the Public Company Accounting Oversight Board selected from time to time by the General Partner.

"**Change in Control**" means, with respect to any Person, a direct or indirect change in Control of such Person (whether through merger, spin-off, sale of shares or other Equity Interests, or otherwise) through a single transaction or series of related transactions, from one or more transferors to one or more transferees.

"**COD**" means the date upon which the Project is fully operational, as reasonably determined by the Vault Member or an Affiliate of the Vault Member in good faith in its role as the Construction Manager.

"**Code**" means the Internal Revenue Code of 1986, as amended from time to time.

"**Competitor**" means any Person who, directly or indirectly through any Affiliate, is engaged in [***]

"**Confidential Information**" means information and data (including all copies thereof) that (a) is furnished or submitted by or on behalf of any of the Limited Partners, their Affiliates, or the Partnership or any of its Subsidiaries, whether oral, written, or electronic, to the General Partner, the other Limited Partners, or their Affiliates, in connection with this Agreement, and (b) relates to the properties, facilities, equipment, agreements, business or affairs of any Limited Partner, any Affiliate of a Limited Partner, the Partnership, or any Subsidiary of the Partnership, including in each case market evaluations, market proposals, service designs and pricing, system design, cost estimating, identification of permits, strategic plans, legal documents, environmental studies and requirements, public and governmental relations planning, identification of regulatory issues and development of related strategies, legal analysis and documentation, financial planning,

and carbon emissions and offtake data. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information that:

(i) is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Limited Partner or its Affiliates [***] in contravention of any written confidentiality obligation;

(ii) is made available to a Limited Partner or its Affiliates from a source, which, to such Limited Partner's or its Affiliate's knowledge, is not prohibited from disclosing such information to such Limited Partner or its Affiliates by a legal, contractual or fiduciary obligation owed to the Partnership or any of its Subsidiaries;

(iii) as to any Limited Partner or its Affiliates, was in the possession of such Limited Partner or its Affiliates (as evidenced by its written records) prior to the time of its disclosure and not subject to a separate confidentiality restriction or other legal, contractual or fiduciary obligation; or

(iv) has been independently acquired or developed by a Limited Partner or its Affiliates without the use of any Confidential Information.

"**Consolidated Net Worth**" means, with respect to any Person, (a) as of any date of determination, an amount equal to the total assets less total liabilities that would be shown on an audited consolidated balance sheet of such Person and its Subsidiaries or (b) if such Person is a fund or similar entity, (i) the aggregate partners' equity in such Person (determined in accordance with GAAP or International Financial Reporting Standards, it being understood that the calculation of partners' capital in such Person is already net of any liabilities in such Person and shall, for the avoidance of doubt, not include goodwill, any other assets classified as intangible assets other than development and due diligence costs incurred, nor any minority interests) *plus* (ii) the unfunded or uncalled capital commitments of the partners in such Person determined in accordance with such Person's limited partnership agreement or equivalent constituent documents that can be called upon to satisfy the obligations of a Limited Partner, *less* (iii) without duplication, the full amount of unfunded obligations of such Person to or related to investments and other activities of such Person (including amounts committed to be funded on a conditional or contingent basis).

"**Control**" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

"**Covering Contribution**" has the meaning given such term in Section 5.05(b)(i).

"**Covering Limited Partner**" has the meaning given such term in Section 5.05(b).

"**Credit Requirements**" means, with respect to any Person, such Person (i) has outstanding long-term unsecured debt securities that are rated at least " [***]" by Standard and Poor's Rating Group or at least "[***]" by Moody's Investors Service, Inc. (or, if either entity changes its rating system, the comparable rating under such changed system), and in either case, as applicable, with a stable or better outlook or (ii) has a Consolidated Net Worth equal to or greater than [***] .

"**Cure Amount**" has the meaning given such term in Section 5.05(c).

"**Debt**" of any Person means (without duplication) (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person which are evidenced by notes, bonds, debentures, mortgages or similar debt instruments or debt security (including any purchase money obligation other than accounts payable incurred in the ordinary course of business that are less than 60 days overdue), (c) amounts owing as deferred purchase price for the purchase of property or services other than accounts payable incurred in the ordinary course of business that are less than 60 days overdue, (d) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as a sale-leaseback transaction or a leveraged lease, (f) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person, (g) all guarantees of obligations of a type referred to in clauses (a) – (f), and (h) all cancellation penalties, prepayment penalties, premiums, accrued interest, fees and expenses related to any of the items in clauses (a) through (g).

"**Default Amount**" has the meaning given such term in Section 5.05(a).

"**Default Interest Rate**" means (a) the national "prime rate" as listed in the Wall Street Journal (but if no such designation is published, the nearest equivalent to such term as published by the Wall Street Journal) on the last date of the Funding Period *plus* [***]% per annum.

"**Default Loan**" has the meaning given such term in Section 5.05(b)(ii).

"**Default Period**" has the meaning set forth in Section 5.05(e).

"**Defaulting Limited Partner**" has the meaning given such term in Section 5.05(a).

"**Delaware Act**" means the Delaware Revised Uniform Limited Partnership Act and any successor statute, as amended from time to time

"**Delaware Courts**" has the meaning set forth in Section 14.03(a).

"**Delaware UCC**" has the meaning set forth in Section 3.06.

"**Depreciation**" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year, except (i) if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year and such difference is being eliminated by use of the "remedial allocation method" as defined in Treasury Regulations Section 1.704-3(d), Depreciation for such period shall be the amount of book basis recovered for such period under the rules prescribed in Treasury Regulations Section 1.704-3(d) and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year is zero, Depreciation shall

be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

"**Designated Individual**" has the meaning given such term in Section 11.03(a).

"**Director**" means a director of the General Partner appointed in accordance with the GP LLC Agreement.

"**Effective Date**" has the meaning given such term in the introductory paragraph.

"**Effective Date Unit Price**" has the meaning given such term in Section 5.01.

"**EH&S Condition**" means any incident, condition or situation which gives rise to, or could reasonably be expected to result in, (a) a reporting obligation to a governmental authority under an EH&S Law, other than reports required in the ordinary course of business, or (b) a liability of the Partnership under an EH&S Law.

"**EH&S Law**" means any and all laws pertaining to the protection of human health or safety or the environment, including the Clean Air Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Federal Water Pollution Control Act, as amended; the Resource Conservation and Recovery Act, as amended; the Safe Drinking Water Act, as amended; the Toxic Substances Control Act, as amended; and comparable state and local environmental, health and safety laws.

"**Emergency**" means a sudden and unexpected event that causes, or risks causing, (a) the injury, illness, or death of any natural person, (b) an EH&S Condition or breach of any EH&S Law or (c) physical damage to property.

"**Encumbrances**" means pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, leases, easements, covenants, options, rights of first refusal or offer, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

"**Environmental Attributes**" means [***]

"**Equity Interests**" means all shares, capital stock, partnership or limited liability company interests, units, options, warrants, participations or similar equity interests issued by any Person, however designated.

"**Ethanol Facility**" means the ethanol facility in Union City, IN owned and operated by the Ethanol Facility Operator.

"**Ethanol Facility Operator**" means Cardinal Ethanol, LLC.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

"**Fair Market Value**" means, with respect to any asset or interest, the price at which a willing seller would sell, and a willing buyer would buy, the asset or interest, free and clear of all Encumbrances, in an arms' length transaction for cash, without time constraints and without being under any compulsion to buy or sell.

"**FID**" means the point in time in which the General Partner will make a final investment decision to proceed with the construction operations for the development phase of the Project, which is expected to commence following the Environmental Protection Agency's issuance of a Class VI "Authorization to Construct" for the Project.

"**GAAP**" means United States generally accepted accounting principles, as amended from time to time.

"**General Partner**" shall mean One Carbon Partnership GP LLC, a Delaware limited liability company, and any other Person that becomes a successor or an additional general partner of the Partnership, in such Person's capacity as general partner.

"**Governmental Authority**" means any court, administrative agency, tribunal, arbitral body, department, board, bureau, agency, body, commission or other governmental authority, body or instrumentality, multinational, federal, regional, state, local, county, municipal, provincial, tribal, domestic or foreign governmental or quasi-governmental authority or regulatory authority, legislature, and any self-regulatory organization (including the Financial Industry Regulatory Authority and any national securities exchange).

"**GP LLC Agreement**" means the Amended and Restated Limited Liability Company Agreement of the General Partner dated as of even date herewith, as amended, restated, supplemented or otherwise modified from time to time.

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"**Gross Asset Value**" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Limited Partner to the Partnership shall be the gross Fair Market Value of the asset on the date of contribution, as determined by the contributing Limited Partner and the General Partner, in a manner that is consistent with Section 7701(g) of the Code;

(b) The Gross Asset Values of all Partnership assets shall be adjusted to equal

their respective gross Fair Market Values, as determined by the General Partner, in a manner that is consistent with Section 7701(g) of the Code, as of the following times: (i) the acquisition of additional Units by any new or existing Limited Partner in exchange for more than a de minimis Capital Contribution or for the provision of services; (ii) the distribution by the Partnership to a Limited Partner of more than a de minimis amount of Partnership assets as consideration for Units; (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) the acquisition of an interest in the Partnership by any new or existing Limited Partner upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv)(s); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Limited Partners in the Partnership; provided, further, that if any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph, the Partnership shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c) The Gross Asset Value of any Partnership asset distributed to any Limited Partner shall be the gross Fair Market Value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution; and

(d) The Gross Asset Values of any Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and the definition of Capital Account hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the General Partner determines that an adjustment pursuant to the foregoing subparagraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to the foregoing subparagraphs (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

"**Indemnitee**" means (a) each current and former (i) Partner and each of its Affiliates (excluding, for purposes of this definition, the Partnership and its Subsidiaries), and its and their respective officers, directors, partners, stockholders, managers, members and employees, (ii) Director (solely in such Person's capacity as a Director), (iii) Officer (solely in such Person's capacity as an Officer), and (iv) Tax Representative and the Designated Individual (solely in such Person's capacity as Tax Representative or the Designated Individual, as applicable), in each case, whether or not such Person continues to have the applicable status; (b) each Person not identified in clause (a) of this definition who was or is serving at the request of the Partnership or any if its Subsidiaries as a member, officer, director, partner, stockholder, manager or employee of the Partnership, the General Partner, their Subsidiaries or any other limited liability company, corporation, partnership, joint venture, trust or other enterprise, in each case of clause (a) and (b) of this definition, whether or not such Person continues to have the applicable status; and (c) any

Person whom the General Partner expressly designates as an Indemnitee in a written resolution.

"**Initial Capital Contribution**" has the meaning given such term in Section 5.01.

"**Law**" means any applicable (a) federal, state, local, or foreign law (including common law), constitution, statute, regulation, rule, ordinance, code, interpretation, or other provision of law or other governmental requirement, including (i) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, and any other applicable laws related to combatting bribery or corruption, or (ii) all laws relating to terrorism or money laundering, including without limitation the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 and 1957), the Anti-Money Laundering Act of 2020, and the rules and regulations thereunder and (b) order, judgment, decree, or other direction of a court, tribunal, or other Governmental Authority.

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"**Limited Partner**" means any Person executing this Agreement as of the Effective Date as a Limited Partner of the Partnership or hereafter admitted to the Partnership as a Limited Partner as provided in this Agreement, but such term does not include any Person who has ceased to be a Limited Partner of the Partnership.

"**Limited Partner Indemnitee**" has the meaning given such term in Section 10.04.

"**Limited Partner Nonrecourse Debt**" has the meaning of "partner nonrecourse debt" set forth in Treasury Regulation Section 1.704-2(b)(4).

"**Limited Partner Nonrecourse Debt Minimum Gain**" has the meaning of "partner nonrecourse debt minimum gain" set forth in Treasury Regulation Section 1.704-2(i)(2).

"**Limited Partner Nonrecourse Deductions**" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Limited Partner Nonrecourse Debt.

"**Limited Partner Schedule**" has the meaning set forth in Section 3.01(a).

"**Liquidation Date**" means the date upon which the Liquidator has completed any liquidation conducted in accordance with Section 13.03.

"**Liquidator**" has the meaning given such term in Section 13.02.

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"**New Units**" means any (a) Units issued or to be issued by the Partnership after the Effective Date or (b) any other Equity Interests issued or to be issued by the Partnership or any of its Subsidiaries after the Effective Date; provided that the term "New Units" shall not include any such Units issued or to be issued (i) in connection with a Limited Partner funding any Required Capital Contribution or Additional Capital Call, (ii) in connection with any merger, consolidation, acquisition or any similar transaction or any reorganization or recapitalization in each case when Units are issued for or in respect of previously outstanding Units, (iii) as consideration for the acquisition by the Partnership of a Person to the selling Persons (including issuances to management and/or employees of such acquired Person in connection with such acquisition), (iv) in any public offering, (v) as compensation to employees, officers or consultants of the Partnership or any Subsidiary of the Partnership, or (vi) in connection with the exercise of any already-issued Units, or the exercise of any already-issued options, rights, warrants and appreciation rights relating to the Units; provided that any such transaction described in the foregoing clauses (ii) through (v), and the initial issuance of applicable Units, options, rights, warrants or appreciation rights in the case of clause (vi), is approved by the General Partner.

"**New Units Notice**" has the meaning given such term in Section 3.07(b).

"**Non-Defaulting Limited Partner**" means a Limited Partner that is not a Defaulting Limited Partner.

"**Nonrecourse Deductions**" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

"**Nonrecourse Liability**" has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(3) and 1.7521(a)(2).

"**Officer**" means an officer of the General Partner appointed in accordance with the GP LLC Agreement.

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"**Other Businesses**" has the meaning set forth in Section 9.01(c).

"**Partners**" has the meaning given such term in the introductory paragraph.

"**Partnership**" has the meaning given such term in the introductory paragraph.

"**Partnership Available Cash**" means, as of any date of determination by the General Partner, all cash and cash equivalents on hand at the Partnership *minus* a reserve, as determined by the General Partner, equal to the amount necessary to provide the Partnership with a 6-month reserve (or as otherwise determined by the General Partner) for all expenditures and liabilities reasonably expected to be incurred by the Partnership during such period under the applicable Approved Budget (subject to any reserve created to fund abandonment and decommissioning obligations).

"**Partnership Minimum Gain**" means the amount of "partnership minimum gain" determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

"**Percentage Interest**" means, at any time of determination and with respect to any Limited Partner, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate number of Units held by such Limited Partner as of such time and (b) the denominator of which is the aggregate number of Units held by all Limited Partners as of such time.

"**Permitted Recipients**" has the meaning given such term in Section 12.05(c).

"**Person**" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

"**Post-FID Aggregate Commitment Amount**" has the meaning set forth in Section 5.02(b).

"**Post-FID Commitment Ratio**" has the meaning set forth in Section 5.02(b).

"**Preemptive Rights**" has the meaning given such term in Section 3.07(a).

"**Pre-FID Aggregate Commitment Amount**" means, with respect to any Limited Partner, the amount set forth opposite such Limited Partner's name under the column titled "Pre-FID Aggregate Commitment Amount" on Exhibit A.

"**Pre-FID Commitment Ratio**" means, with respect to each Limited Partner, the percentage set forth opposite such Limited Partner's name under the column titled "Pre-FID Commitment Ratio" on Exhibit A.

"**Profits**" and "**Losses**" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or (d) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account in the Allocation Year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of property (other than money) with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation hereof;

(f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Limited Partner's Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Profits and Losses; and

(g) Notwithstanding any other provision of this definition of "Profits" and "Losses," any items which are specially allocated pursuant to Section 6.03 shall not be taken into account in computing Profits or Losses. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.03 hereof shall be determined by applying rules analogous to those set forth in this definition of Profits and Losses.

"**Project**" means an integrated carbon dioxide capture facility, transportation infrastructure and a carbon dioxide (CO_2) sequestration site to be associated with the Ethanol Facility.

"**Purchased Units**" has the meaning given such term in Section 5.05(b)(i).

"**Pushout Election**" has the meaning given such term in Section 11.03(b).

"**Remaining New Units**" has the meaning given such term in Section 3.07(e).

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"**Required Accounting Practices**" means the accounting rules and regulations, if any, at the time prescribed by the Governmental Authorities under the jurisdiction of which the Partnership is at the time operating and, to the extent of matters are not covered by such rules and regulations, GAAP.

"**Required Allocations**" has the meaning given such term in Section 6.03(i).

"**Required Capital Call Notice**" has the meaning given such term in Section 5.03(a).

"**Required Capital Contribution**" has the meaning given such term in Section 5.03(a).

"**Required Equity Capital**" has the meaning given such term in Section 5.02(b).

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"**Securities Act**" means the Securities Act of 1933, as amended.

"**Subsidiary**" means, with respect to any Person, (a) a corporation or partnership (whether general or limited) in which more than 50% of the Voting Securities are owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or by a combination thereof, or (b) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

"**Tax Representative**" has the meaning given such term in Section 11.03(a).

"**Third Party**" means any Person that is not (a) a Partner or an Affiliate of any Partner or (b) the Partnership or a Subsidiary of the Partnership.

"**Transaction Documents**" means this Agreement, the GP LLC Agreement, [***] and each other contract, document, certificate or instrument executed and delivered by the Parties or their respective Affiliates in connection with the consummation of the transaction contemplated hereby or therewith.

"**Transfer**" means a direct or indirect sale, conveyance, exchange, assignment, gift, pledge, mortgage, exchange, or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including by realization upon any lien, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy, or other legal or equitable proceedings), or an agreement to do any of the preceding. For the avoidance of doubt, any indirect Transfer of any or all of the Equity Interests of a Limited Partner shall be deemed to be a Transfer

of the associated Units by such Limited Partner for purposes of this Agreement; provided that (i) a Transfer shall not include any issuance, disposition, redemption or repurchase of any securities of a Limited Partner's parent that are listed and traded on a national securities exchange, or (ii) any indirect transfer where the primary assets of the transferred entity are not Equity Interests in the Partnership and that does not result in a direct or indirect change of control of the applicable Partner. Notwithstanding anything to the contrary in this Agreement, any Units Transferred pursuant to the terms and conditions of this Agreement, shall include any and all rights, privileges or other entitlements to such Units and the Transferor shall cease to have any such rights, privileges or otherwise with respect to such Transferred Units.

"**Transferee**" means a Person who has received Equity Interests by means of a Transfer.

"**Transferor**" means a Person who has transferred Equity Interests by means of a Transfer.

"**Treasury Regulations**" means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

"**Units**" has the meaning set forth in Section 3.01(a).

"**Vault Group**" means the Vault Limited Partner, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Vault Limited Partner, and any funds or investment vehicles managed by the foregoing. Notwithstanding anything herein to the contrary, the Vault Group does not include the Partnership or any of its Subsidiaries.

"**Vault Limited Partner**" has the meaning given such term in the introductory paragraph.

"**Voting Securities**" of a Person means securities of any class of such Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person; provided that (i) if such Person is a limited partnership, Voting Securities of such Person shall be the general partner interest in such Person and (ii) if such Person is a manager-managed limited liability company, Voting Securities of such Person shall be the interests in such Person entitling the holders thereof to appoint a manager of such Person.

Section 1.02 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits of this Agreement unless otherwise specified; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular section or clause, unless expressly so limited; (d) references to "$" shall mean U.S. dollars; (e) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation," unless otherwise specified; (f) the word "or" shall not be exclusive; (g) references to "written" or "in writing" include in electronic form; (h) the headings contained

in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) the Partners have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Partners hereto and no presumption or burden of proof shall arise favoring or burdening any Partner by virtue of the authorship of any of the provisions in this Agreement; (j) a reference to any Person includes such Person's successors and permitted assigns; (k) any reference to "days" means calendar days unless Business Days are expressly specified; (l) references to any Law means such Law as amended, modified, codified, reenacted, or replaced and in effect from time to time; (m) references to any contract, agreement (including this Agreement), document, or instrument means such contract, agreement, document, or instrument as amended, supplemented, or modified (including any waiver or consent) and in effect from time to time in accordance with its terms; (n) a capitalized derivative or other variation of a defined term has a corresponding meaning and shall be construed accordingly; (o) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (p) the statement that any information, document or other material has been "made available" to any Partner shall mean that such information, document or material was accessible by such Partner or any of its representatives prior to the date of this Agreement in any electronic "data room" or was otherwise made available to such Partner or any of its representatives prior to the date of this Agreement; (q) where provision is made for agreement or the giving of notice, approval or consent by any Partner, such agreement, notice, approval or consent must be in writing unless otherwise specified; (r) except to the extent that the term "discretion" is explicitly limited to "sole discretion," all references to "discretion" shall mean at the relevant Person's discretion, acting reasonably based on the relevant circumstances; and (s) unless otherwise expressly provided herein, references to "*pro rata*," with respect to the Limited Partners, shall be based on each Limited Partner's Percentage Interest at the time such pro rata portion is determined.

ARTICLE II
ORGANIZATION

Section 2.01 Formation of Limited Partnership. The Partnership was formed as a Delaware limited partnership on January 11, 2023 by the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware pursuant to the terms of the Delaware Act. An "authorized person" within the meaning of the Delaware Act has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware, such filings being hereby ratified and approved in all respects. Upon the filing of the Certificate of Formation, such person's powers as an "authorized person" of the Partnership ceased. The Limited Partners are hereby admitted as Limited Partners of the Partnership within the meaning of the Delaware Act and adopt this Agreement as the limited partnership agreement of the Partnership.

Section 2.02 Name. The name of the Partnership shall be "One Carbon Partnership Holdings LP." The Partnership's business may be conducted under any other name or names as determined by the General Partner. The words "limited partnership," "LP," or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the Laws of any jurisdiction that so requires. The General Partner may change the name of

the Partnership at any time and from time to time.

Section 2.03 **Registered Office; Registered Agent; Principal Office; Other Offices**. Unless and until changed by the General Partner, the Corporation Trust Company shall be the registered agent in the State of Delaware. The location of the registered agent's office is The Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be located at such place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate.

Section 2.04 **Purpose**. The purpose of the Partnership is to engage in (a) in the evaluation and development of the Project and (b) any other lawful business or activity for which limited partnerships may be formed under the Delaware Act.

Section 2.05 **Powers**. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.04 and for the protection and benefit of the Partnership.

Section 2.06 **Term**. The term of the Partnership commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XIII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.07 **Title to Partnership Assets**. Title to the Partnership's assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity and no Limited Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Each Limited Partner irrevocably waives any right it may have to maintain any action for partition of the property of the Partnership.

Section 2.08 **Qualifications in other Jurisdictions**. The General Partner, or any Officer to whom the General Partner has delegated such authority, shall cause the Partnership and any Subsidiaries thereof to be qualified, formed or registered under an assumed or fictitious name as may be required under applicable Law in any jurisdiction in which the Partnership or such Subsidiary transacts business. The Officers shall execute, deliver and file any certificates (and any attachments or restatements thereof) necessary or appropriate for the Partnership or such Subsidiary to qualify and continue to do business in a jurisdiction in which the Partnership or such Subsidiary may wish (as determined by the General Partner) to do business. At the request of the General Partner, each Limited Partner shall execute, acknowledge and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Partnership or such Subsidiary as a foreign limited partnership in all jurisdictions in which the Partnership or such Subsidiary may conduct business; provided that no Limited Partner shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited partnership, partnership or other entity in any jurisdiction in which

it is not already so qualified.

Section 2.09 **Tax Classification**. The Limited Partners intend that the Partnership be treated as a partnership for U.S. federal income tax purposes and shall take no position in any tax return, administrative, judicial or other proceeding inconsistent therewith unless otherwise required by Law.

ARTICLE III
PARTNERSHIP INTERESTS

Section 3.01 **Units; Additional Limited Partners**.

(a) The interests in the Partnership are divided into units referred to herein as "**Units**." The Units that are held by the Limited Partners as of the Effective Date are as set forth on the Limited Partner Schedule attached hereto as Exhibit A (the "**Limited Partner Schedule**"). Any fractional Units that would otherwise be issued or allocated pursuant to this Agreement shall be rounded to the nearest whole Unit. The Units shall not be certificated unless otherwise determined by the General Partner.

(b) Units shall represent a Limited Partner's interest in items of income, gain, loss, deduction and credit of the Partnership and a right to receive distributions of the Partnership's assets in accordance with the provisions of this Agreement.

(c) Each additional Unit authorized to be issued by the Partnership pursuant to Section 3.01(d) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties as shall be fixed by the General Partner.

(d) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Units or (ii) reflecting any newly admitted additional Limited Partners in the books and records of the Partnership as the record holders of such Units, in each case including amending this Agreement and the Limited Partner Schedule hereof as necessary to reflect any such issuance. The General Partner shall determine the relative rights, powers and duties of the holders of the Units being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Units pursuant to the terms of this Agreement, including compliance with any applicable Law.

Section 3.02 **No Liability of Limited Partners**. Except as required by applicable Law or the following sentence, the Limited Partners or any representatives thereof, in their capacity as such, shall not be personally liable (whether to the Partnership, to any of the other Limited Partners, to the creditors of the Partnership or to any other Third Party) for the debts, obligations or liabilities of the Partnership. The Limited Partners and their representatives, in their capacity as such, shall be liable hereunder only to the Partnership and the other Limited Partners and then only for the express representations, warranties, covenants and agreements to be performed by such Limited Partners provided herein.

Section 3.03 **Withdrawal of Limited Partners**. No Limited Partner shall have any right

to withdraw from the Partnership; provided, however, that when a Transferee becomes registered on the books and records of the Partnership as the Limited Partner with respect to the Unit so transferred, the Transferor shall cease to be a Limited Partner with respect to the Unit so Transferred.

Section 3.04 Record Holders. The Partnership shall be entitled to recognize the Person in whose name any Unit is registered on the books and records of the Partnership as the Limited Partner with respect to such Unit and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Unit on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by Law or any applicable rule, regulation or guideline of any Governmental Authority.

Section 3.05 Representations and Warranties. On the Effective Date and on each date that a Limited Partner makes a Capital Contribution under this Agreement, each Limited Partner, severally and not jointly, hereby represents and warrants to the Partnership and each other Limited Partner that:

(a) Incorporation. Such Limited Partner is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all necessary entity power to enter into and carry out its obligations under this Agreement.

(b) Authority. The execution, delivery and performance by such Limited Partner of this Agreement and the performance by such Limited Partner under this Agreement have been duly authorized by all requisite limited liability company or limited partnership action, as applicable, on the part of such Limited Partner. This Agreement has been duly executed and delivered by such Limited Partner, and (assuming due authorization, execution and delivery by the other Limited Partners hereto) this Agreement constitutes a legal, valid and binding obligation of such Limited Partner, enforceable against such Limited Partner in accordance with its terms, subject to (i) the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors' rights generally, (ii) the effect of general principles of equity and the limitation of certain remedies by certain equitable principles of general applicability and (iii) the fact that the rights to indemnification under this Agreement may be limited by United States federal or state securities Law.

(c) No Conflicts. The execution, delivery and performance by such Limited Partner of this Agreement do not and will not (i) violate or conflict with the limited liability company agreement or limited partnership agreement or similar organizational documents, as applicable, of such Limited Partner, (ii) conflict with or violate any Law or governmental order applicable to such Limited Partner, or any of its assets or properties or (iii) require any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority or any Third Party.

(d) Investment Intent. The Units being issued to such Limited Partner are being acquired by such Limited Partner for its own account, and not with a view to, or for the offer or sale in connection with, any distribution or sale of the Units or any interest in them in violation of the Securities Act (or analogous applicable Laws in any non-U.S. jurisdiction). Such Limited

Partner (i) acknowledges that the issuance of the Units has not been registered under the Securities Act or any state securities Laws and (ii) understands and agrees that such Limited Partner may not sell or dispose of any of the Units except as pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities Laws.

(e) No Registration Rights. Such Limited Partner is aware that only the Partnership can take action to register the Units in the Partnership under the Securities Act, and that the Partnership is under no such obligation and does not propose or intend to do so.

(f) Transfer Restrictions. Such Limited Partner is aware that this Agreement provides for restrictions on the ability of a Limited Partner to Transfer its Units, and such Limited Partner will not seek to effect any Transfer of its Units or any portion thereof other than in accordance with such restrictions.

(g) Qualified Investor. Such Limited Partner and its Affiliates, taken as a whole, are able to bear the economic risk of the Limited Partner's investment in the Units and have sufficient net worth to sustain a loss of the Limited Partner's entire investment in the Partnership without economic hardship if such loss should occur.

(h) Access to Information. Such Limited Partner acknowledges that it is familiar with all aspects of the Partnership's business.

(i) Tax Status. Such Limited Partner is a "United States person" within the meaning of Section 7701(a)(30) of the Code.

Section 3.06 Security. For purposes of providing for Transfer of, perfecting an Encumbrance in and other relevant matters related to the Units, each Unit will be deemed to be a "security" within the meaning of, and shall be governed by, (i) Articles 8 and 9 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (the "**Delaware UCC**"), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Delaware UCC (6 Del. C. § 8-101, *et seq.*), such provision of Article 8 of the Delaware UCC shall control.

Section 3.07 Preemptive Rights.

(a) Subject to and without limiting the other terms of this Agreement, the Partnership grants to each Limited Partner, and each Limited Partner shall have, the right to purchase, in accordance with the procedures set forth herein, up to such Limited Partner's *pro rata* portion (based on each Limited Partner's Percentage Interest at the time such *pro rata* portion is determined) of any New Units which the Partnership may, from time to time, propose to issue and sell (hereinafter referred to as the "**Preemptive Rights**").

(b) In the event that the Partnership proposes to issue or sell New Units, the Partnership shall notify each Limited Partner in writing with respect to the proposed New Units to be issued or sold (the "**<u>New Units Notice</u>**"). Each New Units Notice shall set forth: (i) the number of New Units proposed to be issued or sold by the Partnership and their purchase price, (ii) such Limited Partner's *pro rata* portion of such New Units and (iii) any other material term, including any applicable regulatory requirements and, if known, the expected date of consummation of the issuance and sale of the New Units (which date, in any event shall be no earlier than 30 days following the date of delivery of the New Units Notice).

(c) Each Limited Partner shall be entitled to exercise its Preemptive Rights to purchase such New Units by delivering, within 10 days from the date of receipt of any New Units Notice, an irrevocable written notice to the Partnership specifying the number of New Units it wishes to purchase, which in any event can be no greater than such Limited Partner's *pro rata* portion of such New Units, at the price and on the terms and conditions specified in the New Units Notice.

(d) Notwithstanding the foregoing, a Defaulting Limited Partner shall not have the right to exercise any Preemptive Rights for so long as it remains in default in accordance with <u>Section 5.05</u>. In such event, the *pro rata* portion of any New Units available to the other Limited Partners shall be adjusted so that its respective *pro rata* portion is equal to its Units <u>divided</u> by the aggregate Units of all Limited Partners that are not a Defaulting Limited Partner.

(e) Each Limited Partner exercising its right to purchase its entire *pro rata* portion of New Units being issued (each a "**<u>Subscribing Limited Partner</u>**") shall have a right of over-allotment such that if any other Limited Partner fails to exercise its Preemptive Right to purchase its entire *pro rata* portion of New Units (each, a "**<u>Non-Subscribing Limited Partner</u>**," including any Limited Partner that fails to exercise its right to purchase its entire *pro rata* share of Remaining New Units, as described below), such Subscribing Limited Partner may purchase its *pro rata* share, based on the relative Percentage Interest then owned by the Subscribing Limited Partners, of those New Units in respect to which the Non-Subscribing Limited Partners have not exercised their Preemptive Right (the "**<u>Remaining New Units</u>**") by giving written notice to the Partnership within three Business Days from the date that the Partnership provides written notice of the amount of Remaining New Units. The Partnership shall reoffer any Remaining New Units to the Limited Partners in successive rounds (without regard to the time periods specified in the foregoing provisions) until such time as the Limited Partners have collectively agreed to purchase all of the New Units being issued or all of the Limited Partners are Non-Subscribing Limited Partners in the last round of offers.

(f) If the Limited Partners do not elect within the applicable notice periods described above to exercise their Preemptive Rights with respect to any of the New Units proposed to be sold by the Partnership, the Partnership shall have 120 days after the expiration of all such notice periods to sell or to enter into an agreement to sell such Remaining New Units, at a price and on material terms no more favorable to the purchaser than those offered to the Limited Partners pursuant to this <u>Section 3.07</u>; <u>provided</u>, <u>however</u>, that the New Units may not be issued to a Competitor without the unanimous consent of the Limited Partners.

(g) No Limited Partner will be required to take up and pay for any New Units

pursuant to the Preemptive Rights unless all New Units (other than those to be taken up by such Limited Partner) are sold, whether to the other Limited Partners or pursuant to Section 3.07(f).

ARTICLE IV
TRANSFERS OF UNITS

Section 4.01 Restrictions on Transfers.

(a) Prior to (i) either Limited Partner marketing its Units in the Partnership for sale or Transfer that would result in a direct Transfer of Units representing [***]% or more of the Percentage Interests in the Partnership, (ii) either Limited Partner marketing its equity in the Partnership for sale or Transfer that would result in a Change in Control of such Limited Partner, or (iii) the Cardinal Limited Partner or its applicable Affiliate marketing the equity or assets of or related to the Ethanol Facility for sale or Transfer that would result in a Change in Control of the equity or assets of such Ethanol Facility, in each case of clauses (i), (ii) and (iii), the Partnership, the Vault Limited Partner and the Cardinal Limited Partner must [***]

(b) Neither Limited Partner may Transfer any Units in the Partnership to a Competitor; provided, however, that the restriction set forth in this Section 4.01(b) shall not restrict (a) Transfers to any private equity or other financial sponsor that invests in a Competitor, or a portfolio company of such private equity or other financial sponsor, so long as such portfolio company is not a Competitor, or (b) Transfers to any Affiliate of such Limited Partner.

(c) Prior to COD for the Project, neither Limited Partner may Transfer any Units in the Partnership to any proposed Transferee unless, at the time of such Transfer, such proposed Transferee satisfies the Credit Requirements or provides credit assurance from a Person that satisfies the Credit Requirements (to the extent applicable) in the manner and form reasonably acceptable to the General Partner.

(d) Without limiting any other remedy the Partnership or the Limited Partners may have hereunder or at Law or in equity, any Transfer or purported Transfer of Units not made in accordance with this Article IV shall be, to the fullest extent permitted by Law, null and void *ab initio*, and the Partnership shall have no obligation to recognize any such Transfer or purported Transfer, and the Person to whom such purported Transfer was made shall not be entitled to any rights as a Limited Partner whatsoever, including any of the following rights: (i) to participate in the management, business or affairs of the Partnership, (ii) to receive any reports or other information from the Partnership or any of its Subsidiaries pursuant to this Agreement, (iii) to inspect the Partnership's books or records, (iv) to receive any Unit in the Partnership, (v) to receive distributions pursuant to Section 6.01 and (vi) to receive upon the dissolution and winding up of the Partnership the net amount otherwise distributable to the Transferor pursuant to Section 13.03(c), and from and after the date of such breach, such affected Limited Partner shall not be entitled to any rights (including those listed above) as a Limited Partner whatsoever until such breach has been cured.

Section 4.02 Conditions to Transfers.

(a) Notwithstanding the foregoing:

(i) no Transfer of Units will be made if such Transfer would terminate the existence or qualification of the Partnership under the Laws of the jurisdiction of its formation;

(ii) no Transfer of Units will be permitted if such Transfer would violate applicable securities Laws or cause the Partnership to be deemed to be an "investment company" under the Investment Partnership Act of 1940 or taxed as an association taxable as a corporation or as a "publicly traded partnership" (as that term is defined in Section 7704 of the Code) for U.S. federal and applicable state income tax purposes;

(iii) no Transfer of Units will be permitted if such Transfer requires prior approval from any Governmental Authority and such approval has not been received;

(iv) no Transfer of Units will be permitted if such Transfer shall constitute a breach or violation of, default under, give rise to any right of termination, acceleration or redemption under, or require any consent from or notice to any Third Party (unless obtained) under (A) any credit agreement, loan agreement, indenture, mortgage, deed of trust or other similar material instrument or document governing Debt of the Partnership or any of its Subsidiaries, (B) any other contract, instrument, permit, authorization, license, permit, easement, variance, exemption or approval of the Partnership or any of its Subsidiaries unless the Transferor and the Transferee jointly and severally agree to indemnify the Partnership and its Subsidiaries for any consequences relating thereto in form and substance reasonably satisfactory to the Partnership, or (C) any limited partnership or liability company agreement or similar governing document of a Subsidiary of the Partnership entered into between the Partnership and any tax equity provider in connection with obtaining tax equity financing for the Project; and

(v) no direct Transfer of Units shall be made unless and until the proposed Transferee shall have agreed in writing to be bound by the terms of this Agreement as a Limited Partner and executed and delivered to the Partnership an instrument of Transfer and related

documents reasonably acceptable to the General Partner (including a joinder or counterpart signature page to this Agreement and an instrument making customary representations and warranties as of the date of such Transfer, including as to due organization, authority and enforceability, no violation of organizational documents, material contracts or law, no litigation and acknowledgement of restrictions on transfer under applicable Laws), and provided to the General Partner its name, address, taxpayer identification number and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns or reasonably requested by the General Partner.

(b) Each Limited Partner making a Transfer and each Transferee thereof shall be obligated to pay his or its own expenses incurred in connection with such Transfer, and the Partnership shall not have any obligation with respect thereto, and such Limited Partner and Transferee shall reimburse the Partnership and the non-Transferring Limited Partners for, and hold the Partnership and the non-Transferring Limited Partners harmless from, all of their respective costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the Transfer. Notwithstanding the foregoing, the Partnership shall use commercially reasonable efforts to cooperate with each Limited Partner making a Transfer and the Transferee thereof if the applicable Transfer otherwise meets the requirements of this Agreement, including by executing and delivering, or causing to be executed and delivered, such documents or instruments, and by assisting in the solicitation of such consents, required for such Transfer, and each Limited Partner making a Transfer and the Transferee thereof shall be jointly and severally obligated to pay or reimburse the Partnership for all reasonable costs and expenses (including attorneys' fees and expenses) incurred by the Partnership in connection with such Transfer or proposed Transfer and the admission of the Transferee as a Limited Partner, including the legal fees incurred in connection therewith, whether or not such Transfer is consummated.

Section 4.03 Interests in General Partner. To the extent any Limited Partner Transfers its Units in the Partnership and such Limited Partner holds any limited liability company interest in the General Partner, such Limited Partner must also Transfer to the Transferee of its Units a proportionate interest in the General Partner.

ARTICLE V
CAPITAL CONTRIBUTIONS

Section 5.01 Initial Capital Contributions. On the Effective Date, each of the Limited Partners has made an initial capital contribution to the Partnership in the amount set forth in the "Capital Contributions" column opposite its name on Exhibit A (an "**Initial Capital Contribution**"), which includes contributions to the Partnership of each Limited Partner's limited partner interest in One Carbon Partnership LP pursuant to that certain Contribution Agreement, effective as of the Effective Date, between the Vault Limited Partner, the Cardinal Limited Partner, and the Partnership, and in exchange for making the Initial Capital Contributions, the Partnership has issued to each of the Limited Partners the number of Units set forth opposite its name on Exhibit A based on a price per Unit equal to $1,000 (the "**Effective Date Unit Price**").

Section 5.02 <u>Commitment Amounts</u>.

(a) <u>Pre-FID Commitment Amount</u>. Each Limited Partner's Pre-FID Aggregate Commitment Amount and Pre-FID Commitment Ratio are set forth on <u>Exhibit A</u>.

(b) <u>Post-FID Commitment Amount</u>. Concurrently with the General Partner approving FID for the Project, the General Partner will determine the portion of the Project's FID Budget that will be funded through Capital Contributions by the Limited Partners (the "**Required Equity Capital**") and the portion that will be funded from other sources, including debt financing. Each Limited Partner's "**Post-FID Aggregate Commitment Amount**" will be an amount equal to its respective Percentage Interest at such time *multiplied by* the aggregate amount of the Required Equity Capital determined by the General Partner, and each Limited Partner's "**Post-FID Commitment Ratio**" shall be equal to its respective Percentage Interest at such time. The General Partner shall update <u>Exhibit A</u> to reflect each Limited Partner's Post-FID Aggregate Commitment Amount and Post-FID Commitment Ratio.

(c) From time to time, upon approval by the General Partner, the Limited Partners may increase their Pre-FID Aggregate Commitment Amounts and Post-FID Aggregate Commitment Amounts.

Section 5.03 <u>Required Capital Contributions; Capital Call Procedures</u>.

(a) As and when appropriate to satisfy the capital needs of the Partnership, the General Partner shall issue capital calls to the Limited Partners for expenses (i) in accordance with the then-applicable Annual Budget (including in respect of any Permitted Overruns) and (ii) for expenditures associated with Emergencies (as determined by the General Partner or as determined by the Project Manager pursuant to any delegation by the General Partner) (each, a "**<u>Required Capital Call Notice</u>**"). Each Required Capital Call Notice shall set forth (A) a description of the purpose for which the capital call is issued, (B) the aggregate capital required by the Partnership at such time (the "**<u>Capital Call Amount</u>**"), (C) the amount of funds required from each Limited Partner, determined based on each Limited Partner's Pre-FID Commitment Ratio (if such capital call occurs prior to FID) or Post-FID Commitment Ratio (if such capital call occurs post-FID) *multiplied* by the Capital Call Amount (with respect to each Limited Partner, its "**<u>Required Capital Contribution</u>**"), and (D) the Business Day upon which the applicable Limited Partners are required to contribute their respective Required Capital Contributions, which date shall be no sooner than [***] days following the date the Required Capital Call Notice was issued (the "**<u>Capital Call Date</u>**"). Upon the funding by any Limited Partner of any Capital Contributions (including pursuant to <u>Section 5.04</u>), the Partnership shall issue additional Units to such Limited Partner at a price per Unit equal to the Effective Date Unit Price, and <u>Exhibit A</u> will be amended as appropriate to reflect such Capital Contributions and Units.

(b) No Limited Partner shall be obligated under this Agreement to make aggregate Capital Contributions in excess of (i) prior to FID, such Limited Partner's Pre-FID Aggregate Commitment Amount (inclusive of its Initial Capital Contribution) *plus* any Permitted Overruns, *plus* any Required Capital Contributions for Emergencies, and (ii) from and after FID, such Limited Partner's Post-FID Aggregate Commitment Amount, *plus* any Permitted Overruns, *plus* any Required Capital Contributions for Emergencies. Any amounts set forth in a Required

Capital Call Notice to be paid by a Limited Partner in excess of its Pre-FID Aggregate Commitment Amount (if such Required Capital Call Notice is issued prior to FID) or Post-FID Aggregate Commitment Amount (if such Required Capital Call Notice is issued post-FID) shall not be a Required Capital Contribution for such Limited Partner.

Section 5.04 Additional Contributions. After a Limited Partner has funded its full Pre-FID Aggregate Commitment Amount or Post-FID Aggregate Commitment Amount, as applicable, and the Partnership requires additional capital (as determined by the General Partner), each Limited Partner may, but will not be required to, make additional Capital Contributions to the Partnership beyond such Limited Partner's Pre-FID Aggregate Commitment Amount or Post-FID Aggregate Commitment Amount, as applicable, from time to time to fund capital expenditures approved by the General Partner in accordance with the Preemptive Rights in Section 3.07.

Section 5.05 Default.

(a) In the event that a Limited Partner (the "**Defaulting Limited Partner**") does not fund its full Required Capital Contribution by the date that is [***] days following the applicable Capital Call Date (each such period, a "**Funding Period**" and each such default, a "**Capital Contribution Default**"), then, without limiting any other rights and remedies otherwise available under this Agreement or at law or in equity, the Non-Defaulting Limited Partners and the Partnership shall have the rights and remedies set forth in this Section 5.05. The amount of the Required Capital Contribution that the Defaulting Limited Partner has failed to make is referred to herein as the "**Default Amount**."

(b) If such Capital Contribution Default has not been cured in full during the Funding Period, then, unless otherwise determined by the General Partner, the General Partner shall provide written notice of such Capital Contribution Default and the Default Amount to the Non-Defaulting Limited Partners, and each Non-Defaulting Limited Partner shall have the right, but not the obligation, exercisable by providing written notice to the General Partner and the other Non-Defaulting Limited Partners within [***] days following receipt of such notice, to fund its *pro rata* share (based on the Pre-FID Aggregate Commitment Amounts or Post-FID Aggregate Commitment Amounts, as applicable, of all Non-Defaulting Limited Partners) of the Default Amount (each Limited Partner so electing, a "**Covering Limited Partner**"). If less than all Non-Defaulting Limited Partners elect to fund their *pro rata* share of such Default Amount, any Covering Limited Partner shall have the right to make additional payments to cover the total Default Amount. Each Covering Limited Partner shall elect in its notice to treat its funding as either a contribution to the Partnership or a loan to the Defaulting Limited Partner, and the following shall apply:

(i) If the Covering Limited Partner elects to treat its funding as a contribution to the Partnership (a "**Covering Contribution**"), then (i) such Covering Limited Partner shall be issued a number of Units in the Partnership equal to the total amount of its Covering Contribution *divided by* the Effective Date Unit Price (the "**Purchased Units**") and (ii) the Defaulting Limited Partner shall assign, transfer, convey and surrender to such Covering Limited Partner, for no consideration, a number of Units equal to the number of Purchased Units. The General Partner shall promptly record the transfer of such Units from the Defaulting Limited Partner to such Covering Limited Partner on Exhibit A, which recordation shall serve for all

purposes as an effective transfer of such Units. The Defaulting Limited Partner shall take any and all actions requested by the Covering Limited Partner to more fully evidence the transfer of the Units, it being understood, however, that no such further action shall be necessary to effectuate such transfer.

(ii) If the Covering Limited Partner elects to treat its funding as a loan to the Defaulting Limited Partner (a "**Default Loan**"), then the Capital Account of the Defaulting Limited Partner shall be credited to reflect the payment of the proceeds of each Default Loan (which shall be made directly by the Covering Limited Partner in immediately available funds to the Partnership on the Defaulting Limited Partner's behalf) and the amount of such Default Loan shall be deemed to be a Capital Contribution by the Defaulting Limited Partner, but, for the avoidance of doubt, shall not cure the applicable Capital Contribution Default. A Default Loan shall be deemed to have been advanced on the date actually made by the Covering Limited Partner in accordance herewith and shall accrue interest on the outstanding principal amount thereof at the Default Interest Rate until the Default Loan and all interest is repaid in full. The Defaulting Limited Partner shall not receive any distributions from the Partnership or any proceeds under this Agreement while the Default Loan remains unpaid. Instead, the Defaulting Limited Partner's share of any distributions or such other proceeds shall be paid to all Covering Limited Partners who provided Default Loan(s) *pro rata*. Such payments shall be applied first to any expenses and charges on the Default Loan(s), second to the payment of interest thereon and then to the repayment of the principal amounts thereof; but such payments shall be considered, for all other purposes of this Agreement, to have been distributed to the Defaulting Limited Partner and then immediately paid over by the Defaulting Limited Partner in satisfaction of a corresponding amount of its obligations in respect of the Default Loan(s).

(c) If the Non-Defaulting Limited Partners do not elect to make any Covering Contributions or Default Loans, or to the extent that there is any portion of a Default Amount in excess of all Covering Contributions and Default Loans made by the Covering Limited Partners, then such Default Amount not so covered shall accrue interest (payable to the Partnership) at the Default Interest Rate commencing on the last day of the Funding Period until the day all such amounts are repaid to the Partnership (the amount of any such Default Amount plus all accrued and unpaid interest, the "**Cure Amount**"). The Defaulting Limited Partner shall not receive any distributions from the Partnership or any proceeds under this Agreement while the Cure Amount remains unpaid. Instead, the Defaulting Limited Partner's share of any distributions or such other proceeds shall be retained by the Partnership and applied towards the Cure Amount. Such payments shall be applied first to the payment of interest thereon and then to the repayment of the principal amounts thereof.

(d) A Capital Contribution Default shall be cured effective upon the occurrence of all of the following, to the extent applicable:

(i) if there is one or more Covering Contributions, upon (A) the payment of Covering Contributions by one or more Covering Limited Partners, (B) the issuance of all Purchased Units, and (c) the forfeiture of Units by the Defaulting Limited Partner, each as contemplated in Section 5.05(b)(i);

(ii) if there is one or more Default Loans, upon the full repayment of all outstanding Default Loan obligations, including all interest accrued thereon; and

(iii) if Section 5.05(c) applies, upon the date on which the Cure Amount is paid in full.

(e) Notwithstanding any other provision of this Agreement to the contrary, from the end of the Funding Period until the date such Defaulting Limited Partner cures its Capital Contribution Default in accordance with Section 5.05(d) (the "**Default Period**"), such Defaulting Limited Partner and the Directors appointed by such Defaulting Limited Partners under the GP LLC Agreement shall not have the right to:

(i) request or call any meetings of the Board of the General Partner under the GP LLC Agreement;

(ii) (A) be counted for purposes of determining a quorum for any vote or meeting under the GP LLC Agreement, (B) vote, or have any Directors designated by such Defaulting Limited Partner vote, on any matter with respect to which a Defaulting Limited Partner's or the approval of the General Partner is required under this Agreement or the GP LLC Agreement, or (C) participate in any meetings of the Board of the General Partner under the GP LLC Agreement;

(iii) Transfer any of its Units in the Partnership or any Membership Interests in the General Partner; or

(iv) access any data or information relating to the Partnership (except to the extent such data or information is necessary for the Vault Limited Partner to perform its responsibilities pursuant to any agreements with the Partnership or any of its Subsidiaries).

(f) Each Limited Partner agrees that in the event of a Capital Contribution Default of such Limited Partner, to pay on demand all costs and expenses (including attorneys' fees and any borrowing costs) incurred by or on behalf of the Partnership in connection with the enforcement of this Agreement against such Limited Partner and sustained as a result of such Capital Contribution Default.

Section 5.06 **Nature of Contributions; Loans**. Except as otherwise approved by the General Partner, all Capital Contributions to the Partnership shall be made in cash. To the extent any such Capital Contribution is made in the form of property or assets other than cash, the amount of such Capital Contribution shall be equal to the Fair Market Value of such property or assets, as approved by the General Partner. Unless otherwise approved by the General Partner, no Limited Partner shall have any right or obligation to loan funds to the Partnership except as contemplated by Section 5.05. Any loans by a Limited Partner to the Partnership will not be treated as Capital Contributions but will be treated as debt obligations having such terms as are approved by the General Partner.

Section 5.07 **Return of Contributions**. Except as expressly provided herein, no Limited Partner is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution

is not a liability of the Partnership or of any Limited Partner. A Limited Partner is not required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return any Limited Partner's Capital Contributions.

Section 5.08 **Capital Accounts**. A separate capital account ("**Capital Account**") shall be established, determined and maintained for each Limited Partner in accordance with the substantial economic effect test set forth in Treasury Regulation Section 1.704-l(b)(2). The initial Capital Account balance of each Limited Partner immediately after the Effective Date shall be equal to the amount set forth opposite such Limited Partner's name under the column titled "Capital Contributions" on Exhibit A hereto as of the Effective Date. The Capital Account balance of each Limited Partner shall thereafter be:

(a) increased by (i) the aggregate amount of cash contributed by the Limited Partner to the Partnership; (ii) the Fair Market Value of any property contributed by the Limited Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is deemed to assume); and (iii) allocations to the Limited Partner of Profits and any items in the nature of income or gain that are specially allocated to such Limited Partner pursuant to Section 6.03;

(b) decreased by (i) the aggregate amount of cash distributed to the Limited Partner by the Partnership; (ii) the Fair Market Value of any property distributed to the Limited Partner by the Partnership (net of liabilities secured by such distributed property that such Limited Partner is deemed to assume); and (iii) allocations to the Limited Partner of Losses and any items in the nature of expenses or losses that are specially allocated to such Limited Partner pursuant to Section 6.03.

(c) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

(d) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any additions thereto or subtractions therefrom, are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Limited Partner pursuant to Section 6.03 hereof upon the dissolution of the Partnership. In the event Units are Transferred in accordance with the terms of this Agreement, the Transferee of such Units shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units. In the case of an additional Capital Contribution by an existing or permitted newly admitted Limited Partner, the Capital Accounts of the Limited Partners shall be adjusted as of the date of such Capital Contribution.

ARTICLE VI
DISTRIBUTIONS AND ALLOCATIONS

Section 6.01 Distributions. The Partnership shall make distributions of Partnership Available Cash, as may be determined by the General Partner from time to time, to its Limited Partners *pro rata* based on their Percentage Interests on a quarterly basis. Subject to Section 5.05 and Section 6.07, each distribution in respect of Units shall be paid by the Partnership only to the holder of record of such Units as of the record date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise. The rights of the General Partner in the Partnership are non-economic, and no distributions will be made to the General Partner.

Section 6.02 Allocations. After giving effect to the allocations set forth in Section 6.03, Profits and Losses (and, to the extent necessary, individual items of income, gain, loss, deduction and credit included in the computation of Profits and Losses) for any Allocation Year shall be allocated to the Limited Partners in such amounts as may be necessary or appropriate to cause the Capital Accounts of the Limited Partners (as adjusted through the end of such Allocation Year) to equal, as nearly as possible, (a) the amount each such Limited Partner would receive if all assets on hand were sold for cash at the Gross Asset Values reflected for such assets on the books of the Partnership, all liabilities of the Partnership were satisfied in cash in accordance with their terms (limited in the case of Nonrecourse Liabilities and Limited Partner Nonrecourse Debt to the Gross Asset Value of the property securing such liability) and any remaining cash was distributed to the Limited Partners in accordance with Section 13.03(c), *less* (b) the sum of each such Limited Partner's share of Partnership Minimum Gain and Limited Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 6.03 Special Allocations.

(a) If any Limited Partner unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of income and gain shall be allocated to all such Limited Partners (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible. It is intended that this Section 6.03(a) qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b) If there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Limited Partner shall be allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. This Section 6.03(b) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(c) Except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Limited Partner Nonrecourse Debt Minimum Gain during any Allocation Year, any Limited Partner with a share of Limited Partner Nonrecourse Debt Minimum Gain at the beginning of such Allocation Year shall be allocated items of Partnership income and gain for such

Allocation Year (and, if necessary, subsequent Allocation Years) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. This Section 6.03(c) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(d) In the event any Limited Partner has an Adjusted Capital Account Deficit at the end of any Allocation Year, such Limited Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 6.03(d) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.03(d) were not in this Agreement.

(e) Nonrecourse Deductions for any Allocation Year shall be allocated to the Limited Partners *pro rata* in accordance with each Limited Partner's Percentage Interest.

(f) Limited Partner Nonrecourse Deductions for any Allocation Year shall be allocated 100% to the Limited Partner that bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) with respect to the Limited Partner Nonrecourse Debt to which such Limited Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Limited Partner bears the economic risk of loss with respect to a Limited Partner Nonrecourse Debt, such Limited Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Limited Partners in accordance with the ratios in which they share such economic risk of loss.

(g) For purposes of Treasury Regulation Section 1.752-3(a)(3), the Limited Partners agree that Nonrecourse Liabilities of the Partnership shall be allocated to the Limited Partners *pro rata* in accordance with each Limited Partner's Percentage Interest.

(h) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution in liquidation of a Limited Partner's Units, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Limited Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(i) Notwithstanding any other provision of this Section 6.03, the allocations set forth in Sections 6.03(a), (b), (c), (d), (e), (f) and (h) (the "**Required Allocations**") shall be taken into account so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Limited Partner pursuant to Sections 6.02 and 6.03, together, shall be equal to the net amount of such items that would have been allocated to each such Limited Partner under Section 6.02 and Section 6.03 had the Required Allocations not otherwise been provided in this Agreement. The Partnership may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made.

(j) The allocations in Section 6.02, this Section 6.03 and Section 6.05, and the provisions of this Agreement relating to the maintenance of Capital Accounts, are included to ensure compliance with requirements of the federal income tax Law (and any applicable state income tax Laws). Such provisions are intended to comply with Treasury Regulations Sections 1.704-1 and 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations and any amendment or successor provision thereto. The Limited Partners shall cause appropriate modifications to be made if unanticipated events might otherwise cause this Agreement not to comply with such Treasury Regulations, so long as such modifications do not cause a material change in the relative economic benefit of the Limited Partners under this Agreement.

Section 6.04 Tax Allocations.

(a) Except as otherwise provided by applicable tax Law or in this Section 6.04, items of Partnership taxable income, gain, loss, deduction and credit shall be allocated for U.S. federal, state and local income tax purposes, among the Limited Partners in the same manner as such items are allocated for book purposes under this Article VI.

(b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, deduction and credit with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Limited Partners to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of same under this Agreement). In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value hereof, subsequent allocations of income, gain, loss, deduction and credit with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder using any method under Treasury Regulations Section 1.704-3 selected by the General Partner. Any elections or other decisions relating to such allocations shall be made by the General Partner.

(c) Any recapture of Depreciation or any other item of deduction shall be allocated, in accordance with Section 1.1245-1(e) of the Treasury Regulations, to the Limited Partners that received the benefit of such deductions (taking into account the effect of remedial allocations).

(d) Tax credits of the Partnership shall be allocated among the Limited Partners in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Partnership, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

(f) Allocations pursuant to this Section 6.04 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any

Limited Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

Section 6.05 Varying Interests. All items of income, gain, loss, deduction or credit shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Partnership to have been Limited Partners as of the last calendar day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Limited Partner's Percentage Interest, the Limited Partners agree that their allocable shares of such items for the taxable year shall be determined on any method determined by the General Partner to be permissible under Section 706 of the Code and the related Treasury Regulations to take account of the Limited Partners' varying Percentage Interests.

Section 6.06 Withheld Taxes.

(a) The Partnership may withhold from any payments with respect to any Limited Partner amounts required to discharge any obligation of the Partnership or to withhold amounts or make payments to any Governmental Authority if it is required to do so by any Law with respect to any federal, provincial, state, local or foreign tax liability of such Limited Partner arising as a result of such Limited Partner's interest in the Partnership. The General Partner will notify a Limited Partner promptly if it determines that the Partnership is required to withhold any amount purportedly representing a tax liability of such Limited Partner.

(b) Upon the Partnership's request, each Limited Partner shall promptly provide to the Partnership a duly completed and executed IRS Form W-9 and such other information as may be reasonably requested by the Partnership in order for the Partnership to accurately determine its withholding obligation, if any. A Limited Partner making a Transfer or other disposition permitted by this Agreement shall (A) at least 10 Business Days before such Transfer or other disposition, deliver to the Partnership a duly completed and executed IRS Form W-9.

(c) Any withholding or other taxes, interest and penalties directly or indirectly paid or incurred pursuant to the Code or any foreign, state or local tax Law or treaty with respect to any payment, distribution or allocation to the Partnership or the Limited Partners shall be treated for all purposes of this Agreement as distributed to the applicable Limited Partner pursuant to this Article VI. The Partnership may withhold distributions or portions thereof if it is required to do so by any applicable rule, regulation, or Law, and each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement. Any amount paid on behalf of or with respect to a Limited Partner pursuant to this Section 6.06(c) shall be treated as having been distributed to such Limited Partner as an advance against the next distributions that would otherwise be made to such Limited Partner, and such amount shall be satisfied by offset from such next distributions. Each Limited Partner will furnish the General Partner with such information as may reasonably be requested by the General Partner from time to time to determine whether withholding is required, and each Limited Partner will promptly notify the General Partner if such Limited Partner determines at any time that it is subject to withholding.

Section 6.07 **Limitations on Distributions**. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to any Limited Partner on account of its interest in the Partnership if such distribution would violate applicable Law. All distributions required to be made under this Agreement shall be made subject to the Delaware Act.

ARTICLE VII
MANAGEMENT; GENERAL PARTNER

Section 7.01 **Management**. Except as otherwise provided in this Agreement or by applicable law, the power and authority to manage, direct and control the Partnership will be vested in the General Partner. The General Partner will have full, complete and exclusive authority to manage, direct and control the business, affairs and properties of the Partnership, and to perform any and all other acts or activities customary or incident to the management of the Partnership's activities, without the necessity of the approval by the Limited Partners except as expressly provided herein. Except for the General Partner, no Partner may claim or exercise any authority to act, or to enter into any contract or agreement, on behalf of the Partnership. The Limited Partners agree that all determinations, decisions and actions made or taken by the General Partner shall be conclusive and absolutely binding upon the Partnership, the Limited Partners and their respective successors, personal representatives and permitted assigns. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as herein set forth. This Section 7.01 shall not limit the rights of any Limited Partner to be consulted regarding or to veto, consent to or otherwise approve of any matters that are otherwise set forth in this Agreement, including any such rights to consent to or approve of any amendments or modifications to this Agreement set forth in Section 14.11.

Section 7.02 **General Partner**. One Carbon Partnership GP LLC, a Delaware limited liability company, shall serve as the General Partner. The General Partner may not Transfer all or any portion of its interest in the Partnership other than to its Affiliates.

ARTICLE VIII
CERTAIN AGREEMENTS

Section 8.01 **Environmental Attributes**. This Section 8.01 allocates Environmental Attributes between the Partnership and the Cardinal Limited Partner or its Affiliate and related compensation for services necessary to generate such Environmental Attributes.

(a) The Environmental Attributes generated by or otherwise attributable to the Project shall be allocated as follows:

(i) [***]

(ii) [***]

(iii) [***]

(b) The Partnership will be reimbursed for any and all reasonable expenses for services necessary to generate Environmental Attributes specified in Sections 8.01(a)(i) – (ii), access markets to monetize Environmental Attributes specified in Sections 8.01(a)(i) – (ii), and comply with requirements of any associated regulatory programs.

Section 8.02 [***]

Section 8.03 **Failure to Approve FID**. This Section 8.03 applies if there are only two Limited Partners at the time the General Partner makes a decision with respect to FID for the Project.

(a) In the event the General Partner, acting through its Board, fails to approve taking FID for the Project because at least one Director appointed by both Limited Partners (in their capacities as "Members" under the GP LLC Agreement) voted against taking FID, then, unless the General Partner determines to market for sale or Transfer all of the assets of the Partnership, the Partnership shall be dissolved and liquidated in accordance with Article XIII.

(b) In the event the General Partner, acting through its Board, fails to approve taking FID for the Project because at least one Director appointed by the Vault Limited Partner (in its capacity as a "Member" under the GP LLC Agreement) voted against taking FID but the Directors appointed by the Cardinal Limited Partner (in its capacity as a "Member" under the GP LLC Agreement) voted in favor of taking FID, then in such case, the Cardinal Limited Partner shall have the right, but not the obligation, to elect to purchase 100% of the Units of the Vault Limited Partner in the Partnership in exchange for payment of an amount (payable in immediately available funds to the account designated by the Vault Limited Partner) [***]

. Notwithstanding the foregoing, the amount described in clause (ii) above shall be capped at $ [***] , and if the amount described in clause (ii) above is greater the amount described in clause (i) above, then the purchase price for the Vault Limited Partner's Units under this Section 8.03(b) shall be $0. If the Cardinal Limited Partner does not exercise the purchase option granted to it under this Section 8.03(b) within the time frame provided in Section 8.03(d), then (x) the Partnership shall be dissolved and liquidated in accordance with Article XIII and [***]

.

(c) In the event the General Partner, acting through its Board, fails to approve taking FID for the Project because at least one Director appointed by the Cardinal Limited Partner (in its capacity as a "Member" under the GP LLC Agreement) voted against taking FID but the Directors appointed by the Vault Limited Partner (in its capacity as a "Member" under the GP LLC Agreement) voted in favor of taking FID, then in such case, the Cardinal Limited Partner shall [***]

:

(i) [***]

, then the Vault Limited Partner shall have the right, but not the obligation, to elect to purchase 100% of the Units of the Cardinal Limited Partner in the Partnership for an amount (payable in immediately available funds to the account designated by the Cardinal Limited Partner) equal to [***]

. Notwithstanding the foregoing, the amount described in clause (B) above shall be capped at $ [***] , and if the amount described in clause (B) above is greater than the amount described in clause (A) above, then the purchase price for the Cardinal Limited Partner's Units under this subsection (i) shall be $0. If the Vault Limited Partner does not exercise the purchase option granted to it under this Section 8.03(c)(i) within the time frame provided in Section 8.03(d), then the Partnership shall be dissolved and liquidated in accordance with Article XIII.

(ii) [***]

(d) The Limited Partner holding the right to purchase Units as granted pursuant to Section 8.03(b) and Section 8.03(c)(i) above may exercise its right by providing written notice to the other Limited Partner within 30 days following the General Partner's (acting through its Board) decision not to take FID. The Limited Partners shall close on such sale within 90 days of such written notice, and the Limited Partners shall take any and all actions requested by the purchasing Limited Partner to more fully evidence the transfer of the Units. For the avoidance of doubt, in the event one Limited Partner exercises the right to purchase Units as granted pursuant to Section 8.03(b) and Section 8.03(c) above, upon the closing all of the assets associated with the

Project (including pore space and permits) shall be owned indirectly in such Limited Partner through its indirect ownership of 100% of the equity interests of the Partnership. In the event there are any dedicated Project assets that relate solely to the Project and are directly held by the other Limited Partner, such other Limited Partner shall assign such assets to the Partnership or its Subsidiary.

ARTICLE IX
CERTAIN DUTIES

Section 9.01 Corporate Opportunities.

(a) [***]

(b) To the fullest extent permitted by Law, (i) each Limited Partner, Director, Officer and their respective Affiliates shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Partnership or any Subsidiary of the Partnership, independently or with others, including business interests and activities in direct competition with the business and activities of the Partnership or any Subsidiary of the Partnership, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to the Partnership or any Limited Partner, (ii) no Limited Partner, Director, Officer or any of their respective Affiliates shall have any duty or obligation to present or offer to the Partnership the opportunity to consider or participate in any business activity or venture, and (iii) neither the Partnership, nor any Limited Partner nor any other Person shall have any rights, by virtue of this Agreement or the business relationship established hereby, in or to any business ventures or activities of any Limited Partner, Director or Officer or any of their respective Affiliates.

(c) Without limiting the foregoing, the Partnership and each Limited Partner recognize and acknowledge that (i) each of the Cardinal Group and the Vault Group (A) participates in, and is expected to continue to participate in, existing and future funds, investment vehicles, operating companies, portfolio companies and other entities whose businesses relate to or compete with the business and activities of the Partnership, and transacts in a variety of assets, including energy and other assets, and also engages in a variety of commercial and financial transactions with counterparties in industries that may include those that the Partnership participates and which such transactions may otherwise be, are or will be competitive with the business of the Partnership or that could otherwise be suitable for the Partnership or its Subsidiaries (the "**Other Businesses**"), (B) has interests in, participates with, aids and maintains seats on the boards of directors or other governing bodies of Other Businesses, and (C) may develop or become aware of business opportunities for Other Businesses, and (ii) each of the Cardinal Group and the Vault Group may or will have conflicts of interest or potential conflicts of interest with any of the

Partnership, its Affiliates or other Limited Partners as a result of or arising from the Other Businesses and the nature of the Cardinal Group's and the Vault Group's (as applicable) business and other factors. The Partnership and each Limited Partner agree that except as set forth in Section 9.01(a), (A) each of the Cardinal Group and the Vault Group may engage, participate or invest in, or otherwise be involved with, any Other Businesses or other business opportunity of any nature, whether or not competitive with the businesses or activities of the Partnership or its Subsidiaries, and neither the Partnership or its Subsidiaries nor any other Limited Partner will have any right by virtue of this Agreement or the relationship created hereby in or to such Other Businesses, (B) nothing in this Agreement will prohibit any member of the Cardinal Group and the Vault Group from engaging in any Other Businesses or other business opportunity for its own account, (C) nothing in this Agreement will require any member of the Cardinal Group or the Vault Group to make any business opportunity available to the Partnership or its Subsidiaries or any other Limited Partner and (D) to the fullest extent permitted by applicable Law, the legal doctrines of "business opportunity" and similar doctrines will not be applied to any Other Businesses and each other Limited Partner and the Partnership each hereby renounce any interest, expectancy or other rights or interests in any Other Businesses or any other business opportunity in which the Cardinal Group or the Vault Group participates or may participate, including those that may relate to the business of the Partnership.

(d) [***]

Section 9.02 Duties.

(a) Subject to compliance with the terms and conditions of this Agreement, whenever a Limited Partner makes a determination or takes or declines to take any other action in its capacity as a Limited Partner, whether under this Agreement or any other agreement contemplated hereby or otherwise, then such Limited Partner shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner or Director, and the Limited Partner shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard under the Delaware Act or any other Law or at equity, it being the intent of all Limited Partners that, subject to such Limited Partner's compliance with the terms and conditions of this Agreement, such Limited Partner, in its capacity as a Limited Partner, shall have the right to make such determination solely on the basis of its own interests.

(b) Subject to, and as limited by the provisions of this Agreement, the Limited Partners, Directors and Officers, in the performance of their duties as such, shall not, to the fullest extent permitted by the Delaware Act and other applicable Law, owe any duties (including fiduciary duties) as a Limited Partner, Director or Officer, notwithstanding anything to the contrary existing at law, in equity or otherwise; provided, however, that each Limited Partner, Director and Officer shall act in accordance with the implied contractual covenant of good faith and fair dealing. In furtherance of the foregoing and to the fullest extent permitted by the Delaware Act, a Director, in performing his duties and obligations as a Director under this Agreement, shall (i) owe no

fiduciary or similar duty or obligation whatsoever to the Partnership, any Limited Partner (other than the Limited Partner designating such Director) or the other Directors, and (ii) be entitled to act or omit to act at the direction of the Limited Partner that designated such Director, considering only such factors, including the separate interests of the Limited Partner, as such Director or Limited Partner chooses to consider, and any action of a Director or failure to act, taken or omitted in good faith reliance on the foregoing provisions shall not, as between the Partnership and the other Limited Partners, on the one hand, and the Director or Limited Partner designating such Director, on the other hand, constitute a breach of any duty (including any fiduciary or other similar duty, to the extent such exists under the Delaware Act or any other applicable Law) on the part of such Director or Limited Partner to the Partnership or any other Director or Limited Partner of the Partnership. Notwithstanding any duty otherwise existing at law or in equity, any matter approved by the General Partner in accordance with the provisions shall not be deemed to be a breach of any duties owed by the General Partner, any Director or any Limited Partner.

(c) The provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties (including fiduciary duties) and liabilities of an Officer or a Limited Partner or Director otherwise existing at law, in equity or by operation of the preceding sentences, are agreed by the Partnership and the Limited Partners to replace such duties and liabilities of such Officer, Limited Partner or Director. The Limited Partners (in their own names and in the name and on behalf of the Partnership), acknowledge, affirm and agree that (i) none of the Limited Partners would be willing to make an investment in the Partnership or enter into this Agreement, and no Director would be willing to so serve on the General Partner's Board, in the absence of this Section 9.02, and (ii) they have reviewed and understand the provisions of Sections 18-1101(b) and (c) of the Delaware Act.

(d) Nothing in this Agreement is intended to or shall eliminate any implied contractual covenant of good faith and fair dealing or the requirement not to waste Partnership assets, or otherwise relieve or discharge any Director or Limited Partner from liability to the Partnership or the Limited Partners on account of such Limited Partner's breach of the terms and conditions hereof or any fraudulent or intentional misconduct of such Director or Limited Partner.

ARTICLE X
EXCULPATION AND INDEMNIFICATION

Section 10.01 Indemnification.

(a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, all Indemnitees, in their capacity as such, shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a Indemnitee and acting (or refraining to act) in such capacity; provided that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining

that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee breached the terms of this Agreement, acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 10.01(a) shall be made only out of the assets of the Partnership, it being agreed that the Limited Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 10.01(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 10.01, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 10.01.

(c) The indemnification provided by this Section 10.01 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the General Partner, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain insurance, on behalf of the Partnership, its Affiliates, the Indemnitees and such other Persons as the Partnership shall determine, against any liability that may be asserted against, or expense that may be incurred by, the Indemnitees or such other Person in connection with the Partnership's or any of its Affiliate's activities or the Indemnitees' or such other Person's activities on behalf of the Partnership or any of its Affiliates, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) An Indemnitee shall not be denied indemnification in whole or in part under this Section 10.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(f) The provisions of this Section 10.01 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(g) Any amendment, modification or repeal of this Section 10.01 or any provision hereof shall be prospective only and shall not in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 10.01 as in effect immediately prior to such amendment, modification

or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(h) TO THE FULLEST EXTENT PERMITTED BY THIS SECTION 10.01, THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 10.01 ARE INTENDED BY THE LIMITED PARTNERS TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE, FAULT OR OTHER CONDUCT.

Section 10.02 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee breached the terms of this Agreement, acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was criminal.

(b) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Limited Partners, the Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Limited Partner for its good faith reliance on the provisions of this Agreement, and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of any Indemnitee otherwise existing at law or in equity, are agreed by the Partnership and the Limited Partners to replace such other duties and liabilities of the Indemnitee.

(c) Any amendment, modification or repeal of this Section 10.02 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 10.02 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 10.03 Other Matters Concerning the Directors.

(a) The Directors may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by the Directors, and any act taken or omitted to be taken in reliance upon the advice or opinion of such

Persons as to matters that the Directors reasonably believe to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

Section 10.04 **Priority**. The Partnership hereby acknowledges that each Indemnitee that is entitled to indemnification, advancement of expenses and/or insurance and who is or was a director, officer, fiduciary, trustee, manager or managing Limited Partner of a Limited Partner or any of its Affiliates (each such Person, a "**Limited Partner Indemnitee**"), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of such Limited Partner or one of its Affiliates. Notwithstanding anything to the contrary in this Agreement or otherwise, (i) the Partnership is the indemnitor of first resort (i.e., the Partnership's obligations to each Limited Partner Indemnitee are primary and any obligation of such Limited Partner or any of its Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Limited Partner Indemnitee are secondary), (ii) the Partnership will be required to advance the full amount of expenses incurred by each Limited Partner Indemnitee and will be liable for the full amount of any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise to the extent legally permitted and as required by this Article X, without regard to any rights each Limited Partner Indemnitee may have against such Limited Partner or Affiliate of such Limited Partner and (iii) the Partnership irrevocably waives, relinquishes and releases such Limited Partner and its Affiliates from any and all claims against such Limited Partner or Affiliates of such Limited Partner for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in this Agreement or otherwise, no advancement or payment to such Limited Partner or any of its Affiliates on behalf of a Limited Partner Indemnitee with respect to any claim for which such Limited Partner Indemnitee has sought indemnification or advancement of expenses from the Partnership will affect the foregoing and such Limited Partner and its Affiliates will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Limited Partner Indemnitee against the Partnership. The Affiliates of any of the Limited Partners are express and intended Third Party beneficiaries of this Section 10.04.

Section 10.05 **Savings Clause**. If this Article X or any portion hereof shall be invalidated on any ground by any court or other Governmental Authority of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless all Indemnitees from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 10.06 **Survival**. The provisions of this Article X shall survive the termination or amendment of this Agreement and are intended to be for the benefit of, and shall be enforceable by, the Indemnitees and their respective successors, heirs and assigns (which shall be express and intended Third Party beneficiaries), notwithstanding any provision of Section 14.10 to the contrary.

ARTICLE XI
TAXES

Section 11.01 **Tax Returns**. The Tax Representative shall engage a national accounting firm to prepare and file, or cause to be prepared and filed in a timely manner all federal, state, local and foreign tax returns required to be filed by the Partnership. Each Limited Partner shall furnish to the Partnership all pertinent information in its possession relating to the Partnership's operations that is necessary to enable the Partnership's tax returns to be timely prepared and filed. The Partnership shall bear the costs of the preparation and filing of its returns. Not less than 60 days prior to the due date (taking into account all applicable extensions) of the Partnership's federal income tax return or any state income tax return, the return proposed by the Partnership to be filed by the Partnership shall be furnished to the Limited Partners for review. In addition, not more than 10 days after the date on which the Partnership files its federal income tax return or any state income tax return, a copy of the return so filed shall be furnished to the Limited Partners. The Partnership shall deliver to each of its Limited Partners the following schedules and tax returns: (i) within 60 days after the Partnership's year-end, a draft Form 1065 and Schedule K-1, and (ii) within 90 days of the Partnership's year-end, a final Form 1065 and Schedule K-1, along with copies of all other federal, state, or local income tax returns or reports filed by the Partnership for the previous year as may be required as a result of the operations of the Partnership. The Limited Partners shall provide the Tax Representative with comments within 20 days after the Limited Partners receive such draft tax return and Schedule K-1. For the avoidance of doubt, the Limited Partners shall have the right during such review period to reasonably request supporting information that is explanatory of the items on such proposed tax return and draft Schedule K-1. The Tax Representative and the Limited Partners shall work together diligently and in good faith to resolve any disagreements with respect to such draft tax return and draft Schedule K-1. In addition, the Partnership shall provide, to the extent reasonably available, such other information as a Limited Partner may reasonably request for purposes of complying with applicable tax reporting requirements that arises as a result of its Unit.

Section 11.02 **Tax Elections**.

(a) Notwithstanding anything to the contrary in this Agreement, the Partnership shall make the following elections on the appropriate tax returns:

(i) to adopt as the Partnership's taxable year the calendar year;

(ii) to adopt the accrual method of accounting;

(iii) if a distribution of the Partnership's property as described in Section 734 of the Code occurs or upon a transfer of Units as described in Section 743 of the Code occurs, on request by notice from any Limited Partner and with consent of the General Partner, to

elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's properties; and

(iv) any other election the General Partner, after good faith consultation with the Limited Partners, may deem appropriate.

(b) Neither the Partnership nor any Limited Partner shall make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law and no provision of this Agreement shall be construed to sanction or approve such an election.

(c) [***]

Section 11.03 Tax Representative.

(a) The Vault Limited Partner shall serve as the "partnership representative" within the meaning of Section 6223(a) of the Code (any person so designated as the partnership representative, the "**Tax Representative**"). The Partnership shall designate a "**Designated Individual**" within the meaning of Treasury Regulation Section 301.6223-1(b)(3). The Tax Representative and the Designated Individual shall always be supervised by, and act under the direction of, the General Partner. The Tax Representative and the Designated Individual shall, subject to the preceding sentence and the provisions of this Agreement, have the authority to act on behalf of the Partnership under Subchapter C of Section 63 of the Code (relating to partnership audit proceedings) and in any tax proceedings brought by other taxing authorities, and the Partnership and all Limited Partners shall be bound by the actions taken by the Tax Representative or the Designated Individual in such capacity; provided, however, that the Tax Representative and the Designated Individual shall not settle or otherwise compromise any such proceeding, agree to any extension of the statute of limitations for making tax assessments or waive any rights without the written consent of the General Partner. The General Partner shall, or shall cause the Tax Representative and the Designated Individual to, apprise the Limited Partners of the beginning of a partnership proceeding and shall keep the Limited Partners apprised of significant developments in the course of any such examination and shall allow any Limited Partner, at its sole cost and expense, to participate in (but not control) the defense of such examination. The Tax Representative and the Designated Individual shall not agree to any adjustment to the Partnership's U.S. federal income tax returns without the consent of the General Partner. The Partnership shall promptly reimburse the Tax Representative and the Designated Individual for expenses incurred in connection with such party's discharge of its obligations as Tax Representative, or Designated Individual, as the case may be.

(b) The Partnership shall make an election under Section 6226(a) of the Code (a "**Pushout Election**") and comply with all of the requirements and procedures required in connection therewith, not to pay the imputed underpayment but, in lieu thereof, to cause the Limited Partners to pay, at the Limited Partner level, correction amounts under Section 6226(b) of the Code. A Pushout Election shall not be made, however, if the General Partner reasonably determines that no Limited Partner would suffer a material adverse effect if the Partnership paid the imputed underpayment with Partnership funds. To the extent that the Partnership controls the audit of any lower-tier tax partnership, the Partnership shall cause such lower-tier tax partnership to make a Pushout Election with respect to any audit or tax controversy in which it is involved. If a Pushout Election is made, the Partnership shall furnish to each Limited Partner for the year under audit a statement reflecting the Limited Partner's share of the adjusted items as determined in the notice of final partnership adjustment, and each such Limited Partner shall take such adjustment into account as required under Section 6226(b) of the Code and shall be liable for any related interest, penalty, addition to tax, or additional amounts.

ARTICLE XII
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

Section 12.01 Maintenance of Books.

(a) The Partnership shall cause to be kept appropriate registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Partnership.

(b) The books of accounts of the Partnership shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with Required Accounting Practices, consistently applied and (iii) audited by the Certified Public Accountants at the end of each calendar year.

Section 12.02 Reports.

(a) [***] Financial Reports. As soon as practicable, but in no event later than [***] , the Partnership shall cause to be mailed or made available, by any reasonable means to each Limited Partner, (i) a report containing draft, unaudited copies of the Balance Sheet, Statement of Operations, Statement of Cash Flows and Statement of Partners' Equity, in each case, for the Partnership on a consolidated basis with its Subsidiaries, for such month and as of the last day of such month and (ii) such other information as the General Partner determines to be necessary or appropriate.

(b) Audited Financial Statements. As soon as practicable, but in no event later than [***] days after the close of each fiscal year, the Partnership shall cause to be mailed or made available, by any reasonable means to each Limited Partner, (i) an audited balance sheet and the related audited statement of operations and cash flow, in each case, audited by the Partnership's external auditor (ii) such other information as may be required by applicable Law or as the General Partner determines to be necessary or appropriate.

(c) The Partnership shall timely prepare and deliver to any Limited Partner,

upon request, all of such additional financial statements, notes thereto and additional financial information as may be required in order for each Limited Partner or an Affiliate of such Limited Partner to comply with any reporting requirements under (i) the Securities Act and the rules and regulations promulgated thereunder, (ii) the Exchange Act and the rules and regulations promulgated thereunder, and (iii) any national securities exchange or automated quotation system. The reasonable incremental cost to the Partnership of preparing and delivering such additional financial statements, notes thereto and additional financial information, including any required incremental audit fees and expenses, shall be reimbursed to the Partnership by the Limited Partner requesting such reports.

(d) The Partnership will keep the Limited Partners reasonably apprised of the status of the business of the Partnership and its Subsidiaries, including any material developments or issues related thereto or in connection therewith.

Section 12.03 **Bank Accounts**. Funds of the Partnership shall be deposited in such banks or other depositories as shall be designated from time to time by the General Partner. All withdrawals from any such depository shall be made only as authorized by the General Partner and shall be made only by check, ACH/EFT payment, wire transfer, debit memorandum or other written instruction.

Section 12.04 **Access to Information**. Each Limited Partner shall be entitled to receive any information that it may reasonably request concerning the Partnership and the Partnership's Subsidiaries. Each Limited Partner shall also have the right, upon reasonable written notice, and at reasonable times during usual business hours, to inspect the properties of the Partnership and its Subsidiaries (subject to the Partnership's, any of its Subsidiary's, or any of their respective reasonable rules governing health, safety, and security), and to audit, examine and make copies of the books of accounts and other records of the Partnership and its Subsidiaries. Such right may be exercised through any agent or employee of such Limited Partner designated in writing by it or by an independent public accountant, engineer, attorney, or other consultant so designated. The Limited Partner making the request or conducting such audit shall bear all costs and expenses (including the Partnership's and its Subsidiaries') incurred in any inspection, examination or audit made on such Limited Partner's behalf. The Limited Partners agree to reasonably cooperate, and to cause their respective independent public accountants, engineers, attorneys and other consultants to reasonably cooperate, in connection with any such request. Confidential Information obtained pursuant to this Section 12.04 shall be subject to the provisions of Section 12.05.

Section 12.05 **Confidential Information**.

(a) Except as permitted by Section 12.05(b), the Partnership and each Limited Partner shall (i) keep confidential all Confidential Information that it receives and shall not disclose any such Confidential Information to any Person, including any Affiliate of such Limited Partner, and (ii) use the received Confidential Information only in connection with Partnership matters or the internal affairs of such Limited Partner.

(b) Notwithstanding Section 12.05(a), but subject to the other provisions of this Section 12.05, a Limited Partner, its Affiliates, and their respective directors, officers, employees, agents and advisors may make the following disclosures and uses of Confidential Information:

(i) disclosures to another Limited Partner, its Affiliates, or any of their respective directors, officers, employees, agents and advisors, as applicable, in each case, who need to know such information in connection with the business and affairs of the Partnership or any of its Subsidiaries, provided that such Persons are informed of the confidential nature of the Confidential Information, and are instructed to keep such Confidential Information confidential in accordance with this Agreement;

(ii) disclosures to an Affiliate of such Limited Partner, and such Limited Partner's and its Affiliates' respective directors, officers, employees, agents and advisors, if such Affiliate, directors, officers, employees, agents and advisors need to know such information, are informed of the confidential nature of the Confidential Information, and are instructed to keep such Confidential Information confidential in accordance with this Agreement;

(iii) disclosures to a Person not otherwise addressed in Section 12.05(b)(ii), if such Person needs to know such information and has been retained by the Partnership or any of its Subsidiaries or a Limited Partner or its Affiliates, to provide services to or for the Partnership or any of its Subsidiaries or in connection with the business and affairs of the Partnership or any of its Subsidiaries, and is subject to a confidentiality obligation with the Partnership or any of its Subsidiaries or a Limited Partner or its Affiliates, as applicable, obligating such Person to keep such Confidential Information confidential;

(iv) disclosures on a need-to-know basis to (A) a bona-fide potential purchaser of such Limited Partner's Units or the Equity Interests in such Limited Partner or its Affiliates, or (B) any lender or potential lender to such Limited Partner or its Affiliates, in each case, if such potential purchaser or lender is subject to a confidentiality agreement with the disclosing Limited Partner obligating such potential purchaser or lender to keep such Confidential Information confidential and to use such information only in connection with its consideration, negotiation and execution of such potential acquisition or financing;

(v) disclosures required, with respect to a Limited Partner or an Affiliate of a Limited Partner, pursuant to (A) the Securities Act, and the rules and regulations promulgated thereunder, (B) the Exchange Act, and the rules and regulations promulgated thereunder, (C) any state securities Laws, (D) any national securities exchange or automated quotation system, or (E) pursuant to a routine audit or examination by any regulator or self-regulatory organization that does not specifically target the Partnership or any of its Subsidiaries;

(vi) disclosures that a Limited Partner is, in the reasonable judgment of such Limited Partner's outside counsel, legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by applicable Law; provided that, prior to any such disclosure, such Limited Partner shall, to the extent legally permissible:

(A) provide each other Limited Partner with prompt notice of such requirements so that one or more of the Limited Partners may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 12.05(b)(vi);

(B) consult with each other Limited Partner on the advisability

of taking steps to resist or narrow such disclosure; and

(C) cooperate with the Partnership and with the other Limited Partners at the Partnership's expense in any attempt one or more of them may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Limited Partners waive compliance with the provisions hereof, such Limited Partner agrees (1) to furnish only that portion of the Confidential Information that, in the advice of such Limited Partner's counsel, such Limited Partner is legally required to disclose, and (2) to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information; and

(vii) disclosures otherwise consented to in writing by the Partnership and the other Limited Partners.

(c) [***]

(d) [***]

(e) The Partnership and each Limited Partner shall take such precautionary measures as may be reasonably required to ensure (and the Partnership or such Limited Partner shall be responsible and liable for) compliance with this Section 12.05 by any of its Affiliates, and its and their directors, officers, employees, agents and advisors, and any other Persons to which it

may disclose Confidential Information in accordance with this Section 12.05.

(f) At the request of the Partnership or a Limited Partner, a Transferor who has ceased to be a Limited Partner shall promptly destroy (and provide written confirmation of destruction to the Partnership signed by an authorized representative of the former Limited Partner supervising such destruction), or, at the former Limited Partner's option, return to the Partnership, all Confidential Information in its possession. Notwithstanding the immediately-preceding sentence, but subject to the other provisions of this Section 12.05, a former Limited Partner may retain, but not disclose to any other Person, Confidential Information for the limited purposes of (i) explaining such former Limited Partner's corporate decisions with respect to the Partnership, (ii) preparing such former Limited Partner's financial statements and tax returns (and defending audits, investigations and proceedings relating thereto) or (iii) complying with applicable Law, professional standards or document retention policies; provided that the former Limited Partner must keep such retained Confidential Information confidential in accordance with the terms of this Section 12.05. The Partnership and the Partners understand and agree that the former Limited Partner's computer systems may automatically back up Confidential Information, and to the extent that such computer back-up procedures create copies of the Confidential Information, the former Limited Partner may retain such copies in its archival or back-up computer storage for the period it normally archives backed-up computer records. All Confidential Information retained pursuant to this Section 12.05 shall remain subject to the provisions of this Agreement until the same are destroyed, and shall not be accessed by the former Limited Partner during such period of retention other than as permitted under this Section 12.05.

(g) The obligations of the Partnership and the Limited Partners under this Section 12.05 (including the obligations of any former Limited Partner) shall terminate on the earlier of (i) the fifth anniversary of the end of the term of the Partnership or (ii) the fifth anniversary of the date on which such Limited Partner or any of its Affiliates is no longer a Limited Partner.

ARTICLE XIII
DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION

Section 13.01 Dissolution. The Partnership shall dissolve, and its affairs shall be wound up, upon:

(a) the General Partner's failure to approve taking FID for the Project as provided in Section 8.03(a), (b), or (c), except as otherwise provided therein.

(b) the election of the General Partner; or

(c) any other event causing dissolution under the Delaware Act;

except that upon dissolution pursuant to clause (b) of this Section 13.01, any or all of the remaining Partners may elect to continue the business of the Partnership within 90 days of the occurrence of the event causing such dissolution. The death, resignation, withdrawal, bankruptcy, insolvency or expulsion of any Partner will not dissolve the Partnership.

Section 13.02 Liquidator. Upon dissolution of the Partnership, the General Partner shall

select one or more Persons to act as liquidator of the Partnership (the "**Liquidator**"). The Liquidator (if other than a Director) shall be entitled to receive such compensation for its services as may be approved by the General Partner. Except as expressly provided in this Article XIII, the Liquidator selected in the manner provided herein shall have and may exercise, without further authorization or consent of any of the Limited Partners, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 13.03 Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Limited Partners on such terms as the Liquidator and such Limited Partner or Limited Partners may agree. If any other property is distributed in kind, the Limited Partner receiving the property shall be deemed for purposes of Section 13.03(c) to have received cash equal to its Fair Market Value; and contemporaneously therewith, appropriate cash distributions must be made to the other Limited Partners. The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or certain of the Partnership's assets would be impractical or would cause undue loss to the Limited Partners. The Liquidator may distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Limited Partners.

(b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity and amounts owed to Limited Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Except as otherwise provided in Section 13.03(a), all property and all cash in excess of that required to discharge liabilities as provided in Section 13.03(b) shall be distributed to the Limited Partners in accordance with Section 6.01.

Section 13.04 Certificate of Cancellation of Formation. Upon the completion of the distribution of Partnership cash and property as provided in Section 13.03 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Formation and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.05 Return of Contributions. It is expressly understood that the return of any

Capital Contributions of the Limited Partners shall be made solely from Partnership assets.

Section 13.06 **Waiver of Partition**. To the maximum extent permitted by Law, each Limited Partner hereby irrevocably waives during the term of the Partnership any right that it may have to maintain any action to partition any property of the Partnership.

Section 13.07 **Capital Account Restoration**. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

ARTICLE XIV
GENERAL PROVISIONS

Section 14.01 **Expenses**. Except as set forth in the "Expenses" section of the Term Sheet by and between the Limited Partners and except as may be otherwise specified in this Agreement, all costs and expenses in connection with this Agreement, including the formation of the Partnership and the negotiation and consummation of the Transaction Documents (including fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party incurring such costs and expenses.

Section 14.02 **Notices**.

(a) Any notice, request, claim, demand, report, other materials or other communications required or permitted to be given or made to a Limited Partner under this Agreement shall be in writing and shall be given or made by delivery in person, by a nationally recognized overnight courier service, with all fees prepaid and receipt requested, or by electronic mail to the respective Limited Partner at the address set forth on Exhibit A (or at such other address for a Limited Partner as shall be specified in a notice given in accordance with this Section 14.02).

(b) Any such notice, request, claim, demand, report, other materials or other communication shall be deemed to have been given: (i) if delivered by hand, when delivered, (ii) if delivered by a nationally recognized overnight courier, upon delivery to the addressee, or (iii) if delivered by electronic mail, (A) on the date delivered, if delivered during the recipient's normal business hours, or (B) on the next Business Day, if delivered after the recipient's normal business hours; provided that an affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 14.02 executed by the Partnership or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.

(c) Any notice to the Partnership shall be deemed given if received by the Partnership at the principal office of the Partnership designated pursuant to Section 2.03. The Partnership may rely and shall be protected in relying on any notice or other document from a Limited Partner or other Person if believed by it to be genuine.

(d) The terms "in writing," "written communications," "written notice" and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 14.03 **Governing Law, Forum, Jurisdiction**.

(a) To the maximum extent permitted by applicable Law, all matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to principles of conflict of Laws that would require an application of another state's Laws. Each of the Partners hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the Partners hereto irrevocably and unconditionally confirms and agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii) to the extent that such Partner is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Partner's agent for acceptance of legal process and notify the other Partners hereto of the name and address of such agent. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTNER HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE "**DELAWARE COURTS**") FOR ANY CLAIMS, ACTIONS, SUITS OR PROCEEDINGS (1) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY CLAIMS, SUITS OR ACTIONS TO INTERPRET, APPLY OR ENFORCE THE PROVISIONS OF THIS AGREEMENT OR THE DUTIES, OBLIGATIONS OR LIABILITIES AMONG THE PARTNERS, OR THE RIGHTS OR POWERS OF, OR RESTRICTIONS ON, THE PARTNERS OR THE PARTNERSHIP), (2) ASSERTING A CLAIM OF BREACH OF A FIDUCIARY DUTY OWED BY ANY DIRECTOR, OFFICER, OR OTHER EMPLOYEE OF THE PARTNERSHIP, OR OWED BY THE PARTNERSHIP, TO THE PARTNERS, (3) ASSERTING A CLAIM ARISING PURSUANT TO ANY PROVISION OF THE DELAWARE ACT OR (4) ASSERTING A CLAIM GOVERNED BY THE INTERNAL AFFAIRS DOCTRINE (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS) REGARDLESS OF WHETHER SUCH CLAIMS, ACTIONS, SUITS, OR PROCEEDINGS SOUND IN CONTRACT, TORT, FRAUD OR OTHERWISE, ARE BASED ON COMMON LAW, STATUTORY, EQUITABLE, LEGAL OR OTHER GROUNDS, OR ARE DERIVATIVE OR DIRECT CLAIMS, AND (B) WAIVES OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS, AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

(b) Each of the Limited Partners expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding.

Section 14.04 **Offset**. Whenever the Partnership is to pay any sum to any Limited Partner, including distributions pursuant to Article VI, any amounts that Limited Partner owes the Partnership, as determined by the General Partner, may be deducted from that sum before payment.

Section 14.05 **Specific Performance**. The Partners agree that irreparable damage would occur in the event that a Partner does not perform any of the provisions of this Agreement in

accordance with their specific terms or otherwise breaches such provisions. It is accordingly agreed that each Partner will be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other Partner and, subject to Section 14.03, to enforce specifically the terms and provisions hereof against such other Partner in any court having jurisdiction, this being in addition to any other remedy to which the Partners are entitled at law or in equity, without proof of actual damages or any obligation to post any bond or other security as a prerequisite to obtaining equitable relief. Each of the Partners agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as contemplated herein on the basis that the other Partners have an adequate remedy at law or on any other basis.

Section 14.06 Public Announcements. Except as required by applicable Law or to comply with any accounting, stock exchange or federal securities requirements, no Limited Partner shall release any press release or other statement to the general public regarding any Confidential Information of the Partnership without the consent of the other Limited Partners (such consent to not be unreasonably withheld or delayed); provided that, after the issuance or publication of any public statement made in accordance with the foregoing, the Limited Partners and their Affiliates shall be free to make public statements regarding such details and information publicly disclosed, including by making reference to such details in such Limited Partner's or its Affiliates' respective company materials, blogs, social media accounts, websites, and other publications. If a public announcement or communication is required by Law or to comply with the rules of any stock exchange upon which a Limited Partner's or its Affiliates' capital stock is traded, such Limited Partner will, to the extent practicable and legally permitted, provide a copy of such public statement to the other Limited Partner before such public statement is made to allow the other Limited Partner to comment upon such public statement, and use commercially reasonable efforts to agree in advance on the terms of the announcement or communication with the other Limited Partner.

Section 14.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, such term or provision will be modified to the greatest extent legally possible so that the intent of this Agreement may be legally carried out and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Partner. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Partners shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Partners as closely as possible in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 14.08 Entire Agreement. The Transaction Documents constitute the entire agreement between the Parties hereto and thereto with respect to the subject matter of the Transaction Documents and supersede all prior agreements, undertakings and understandings, both written and oral, between or on behalf of the Parties hereto and thereto, with respect to the subject matter of the Transaction Documents. Further, the Partners each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm's length negotiations; the Partners specifically acknowledge that no Partner has any special relationship with another Partner that would justify any expectation beyond that of ordinary parties in an arm's

length transaction.

Section 14.09 **Waivers**. No failure by any Partner to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach, of any subsequent breach thereof, or of any breach of any other covenant, duty, agreement or condition.

Section 14.10 **Third Party Beneficiaries**. Each Limited Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a Third Party beneficiary hereto with respect to those provisions in Article X of this Agreement affording a right, benefit or privilege to such Indemnitee, (b) any Affiliate of any Limited Partner shall be entitled to assert rights and remedies hereunder as a Third Party beneficiary hereto with respect to those provisions in Section 10.04 of this Agreement affording a right, benefit or privilege to such Indemnitee and (c) Directors and Officers shall be entitled to assert rights and remedies hereunder as a Third Party beneficiary hereto with respect to those provisions in this Agreement affording a right, benefit or privilege to such Directors and Officers. Except as expressly provided by the foregoing, this Agreement is for the sole benefit of the Limited Partners and their permitted successors and permitted assigns, and nothing in this Agreement is intended to or shall confer upon any other Person, including any creditor of the Partnership, any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 14.11 **Amendment**. This Agreement shall not be altered, modified or changed except by the General Partner.

Section 14.12 **Further Assurances**. Each of the Limited Partners shall, subject to the terms and conditions of this Agreement, execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and to give effect to the transactions contemplated hereby.

Section 14.13 **Binding Effect**. This Agreement shall be binding upon and inure to the benefit of the Partners and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 14.14 **Counterparts**. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by portable document format (.pdf) or electronically using DocuSign, AdobeSign or other digital signature provider shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 14.15 **Drafting**. The preparation of this Agreement has been a joint effort of the Limited Partners and the resulting agreement must not be construed more severely against one Limited Partner than against the other Limited Partner.

Section 14.16 **Time of the Essence**. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date

which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 14.17 **Creditors**. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 14.18 **Limitation on Damages**. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, AND IN ADDITION TO ALL OTHER LIMITATIONS OF LIABILITY CONTAINED IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL ANY LIMITED PARTNER, OR THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, LIMITED PARTNERS, PARTNERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS, AGENTS, OR REPRESENTATIVES, BE RESPONSIBLE OR LIABLE FOR, AND NO SUCH PERSONS SHALL BE ENTITLED TO SEEK OR RECOVER, ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECULATIVE, REMOTE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES RELATED TO DIMINUTION IN VALUE, LOST BUSINESS, LOST PROFITS, LOST REVENUE, LOST INCOME, LOSS OF USE OR BUSINESS REPUTATION OR OPPORTUNITY, LOSS OF DATA, FAILURE TO REALIZE SAVINGS OR BENEFITS, OR ANY DAMAGES BASED ON OR MEASURED BY ANY TYPE OF MULTIPLE), ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EXCEPT, IN EACH CASE, (A) TO THE EXTENT ANY SUCH DAMAGES OR LOSSES CONSTITUTE DIRECT DAMAGES, WHICH, FOR THE AVOIDANCE OF DOUBT, ARE NOT SUBJECT TO ANY WAIVERS HEREIN, (B) ANY DAMAGES ARISING OUT OF OR RESULTING FROM FRAUD, (C) AS EXPRESSLY SET FORTH IN THE OTHER TRANSACTION DOCUMENTS, AND (D) ANY DAMAGES ARISING OUT OF OR RESULTING FROM BREACH OF ANY CONFIDENTIALITY OBLIGATIONS HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT.

[*Signature page follows.*]

IN WITNESS WHEREOF, the General Partner and Limited Partners have executed this Agreement as of the Effective Date.

LIMITED PARTNERS:

CARDINAL ONE CARBON HOLDINGS, LLC

By: ______________________
Name: Jeff Painter
Title: President

[Signature Page to Limited Partnership Agreement of One Carbon Partnership Holdings LP]

IN WITNESS WHEREOF, the General Partner and Limited Partners have executed this Agreement as of the Effective Date.

LIMITED PARTNERS:

VAULT CCS HOLDINGS LP

By: Vault CCS US GP LLC, *its general partner*

By: ______________________________
Name: Scott Rennie
Title: President and Chief Executive Officer

GENERAL PARTNER:

ONE CARBON PARTNERSHIP GP LLC

By: ______________________________
Name: Scott Rennie
Title: Director

EXHIBIT A

Limited Partner Schedule

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[***]

Exhibit A

SCHEDULE 1.01

Competitors

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